UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No. )
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[_] Definitive Additional Materials
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HESKA CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 25, 2021

Dear Heska Corporation Stockholder:

I am pleased to invite you to attend the 2021 Annual Meeting of Stockholders of Heska Corporation. The meeting is to be held on Wednesday, May 5, 2021, at 9:00 a.m., MDT, virtually. The meeting is online only, with no physical meeting location. You will be able to attend the meeting, vote your shares, and submit questions by logging on to www.meetingcenter.io/231735343, with the password HSKA2021.

We encourage you to indicate your voting preferences as soon as possible as described in the enclosed proxy statement if you do not plan to attend the Annual Meeting virtually.

Details regarding the Annual Meeting and the business to be conducted are more fully described in the accompanying Notice of 2021 Annual Meeting and Proxy Statement. This Notice and all proxy materials in connection with this Annual Meeting are available at https://materials.proxyvote.com/42805E.
Your vote is important, so please act at your first opportunity. Whether or not you plan to virtually attend the Annual Meeting, I hope you will indicate your voting preferences as soon as possible. You may vote by proxy or virtually at the Annual Meeting. Please review the instructions in the Proxy Statement and on the proxy card regarding your voting options.
Thank you for your ongoing support of, and continued interest in, Heska Corporation.
Sincerely,
Scott W. Humphrey
Chair of the Board of Directors,
Heska Corporation

Loveland, Colorado

YOUR VOTE IS IMPORTANT
___________________

In order to ensure your representation at the Annual Meeting if you will not attend virtually, please follow the corresponding instructions on any enclosed proxy card to indicate your voting preferences.

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

Important Notice Regarding the Availability of Proxy Materials for the 2021 Annual Meeting of Stockholders of Heska Corporation to be held on May 5, 2021. The Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 are available at https://materials.proxyvote.com/42805E.

TIME	9:00 a.m., MDT, on Wednesday, May 5, 2021
PLACE	Virtually, at www.meetingcenter.io/231735343
ITEMS OF BUSINESS	1.	To elect the eight Directors named in this proxy statement to a one-year term.
	2.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.
	3.	To approve the Heska Corporation Equity Incentive Plan.
	4.	To approve our executive compensation in a non-binding advisory vote.
To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
RECORD DATE	You can vote if you were an eligible stockholder at the close of business on March 8, 2021.
VOTING BY PROXY	If you do not plan to attend the Annual Meeting, please submit a proxy card appointing a proxy as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions. For specific instructions on voting, please refer to the instructions on the proxy card or the enclosed materials.

March 25, 2021	By Order of the Board of Directors

Christopher D. Sveen Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary, Heska Corporation; President, Diamond Animal Health

-i-

PROXY STATEMENT
ABOUT THE ANNUAL MEETING

This proxy statement is being furnished to holders of all classes of common stock, $0.01 par value per share, of Heska Corporation ("Heska" or the "Company"). Proxies are being solicited on behalf of the Board of Directors of the Company (the "Board") to be used at the Annual Meeting of Stockholders (the "Annual Meeting") to be held virtually on Wednesday, May 5, 2021, at 9:00 a.m., MDT. Stockholders may participate online by logging onto www.meetingcenter.io/231735343, where you will be able to listen to the meeting live, submit questions and vote online with the password HSKA2021. To participate in the Annual Meeting, you will need the 15-digit control number included in the Notice of Internet Availability of Proxy Materials or on the proxy card that you request and receive by mail or email. There will be no physical meeting location.

At the Annual Meeting, you will be asked to (1) elect the eight Directors named in this proxy statement to a one-year term; (2) ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; (3) approve the Heska Corporation Equity Incentive Plan (the "Stock Plan"); and (4) approve our executive compensation in a non-binding advisory vote.
This proxy statement and the accompanying proxy card are being made available to our stockholders of record entitled to vote at the Annual Meeting on or about March 25, 2021.
We are furnishing proxy materials to most of our stockholders via the Internet by mailing a Notice of Internet Availability of Proxy Materials, instead of mailing copies of those materials. The Notice of Internet Availability of Proxy Materials directs stockholders to a website where they can access our proxy materials, including our proxy statement and our Annual Report on Form 10-K, and view instructions on how to vote via the Internet, mobile device, or by telephone. The Notice of Internet Availability of Proxy Materials also includes information on how to attend the meeting virtually and vote online. If you received a Notice of Internet Availability of Proxy Materials and would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. We encourage you to register to receive all future stockholder communications electronically, instead of in print. This means that access to the proxy statement, Annual Report on Form 10-K, and other correspondence will be delivered to you via email.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on Wednesday, May 5, 2021:
______________

The proxy statement, proxy card and Annual Report on Form 10-K are available at https://materials.proxyvote.com/42805E.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE 2021 ANNUAL MEETING
Q:    Why am I receiving these materials?
A:    The Board is providing these proxy materials for you in connection with Heska’s upcoming 2021 Annual Meeting. Eligible stockholders of record as of the close of business on March 8, 2021 (the “Record Date”), are invited to attend the Annual Meeting and are entitled and requested to vote on the items of business to be conducted at the Annual Meeting.
Q: Why did I receive a Notice of Internet Availability of Proxy Materials regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?
A:    In accordance with the rules of the Securities and Exchange Commission, instead of mailing a printed copy of our proxy materials to all of our stockholders, we have elected to furnish such materials to selected stockholders by providing access to these documents over the Internet through the notice and access process. Accordingly, commencing on or about March 25, 2021, we sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to most of our stockholders. These stockholders have the ability to access the proxy materials on a website referred to in the Notice and to download printable versions of the proxy materials or to request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy of the materials from us may be found in the Notice.
Q: When and where is the Annual Meeting?
A:    The Annual Meeting will be held virtually, at www.meetingcenter.io/231735343, on Wednesday, May 5, 2021, at 9:00 a.m., MDT. To participate in the Annual Meeting, you will need the 15-digit control number included in the Notice or on the proxy card that you request and receive by mail or email. The meeting's password is HSKA2021.
Q:    What information is contained in our proxy materials?
A:    The information included in this proxy statement relates to the proposals to be voted on at the 2021 Annual Meeting, the voting process, the compensation of our Directors and most highly paid Executive Officers, and certain other required information. Our Annual Report on Form 10-K for the year ended December 31, 2020 (our "2020 Form 10-K"), as filed with the Securities and Exchange Commission (the "SEC"), is also included on the website referred to in the Notice.
Q:    What items of business will be voted on at the Annual Meeting?
A:    The items of business scheduled to be voted on at the Annual Meeting are:
(1)The election of the eight nominees named in this proxy statement to serve on our Board of Directors, each for a one-year term;
(2)The ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;
(3)The approval of the Stock Plan; and
(4)The approval of our executive compensation in a non-binding advisory vote.
We will also transact such other business as may properly come before the 2021 Annual Meeting or any adjournment or postponement thereof.
Q:    How does the Board recommend I vote on the proposals?
A:    The Board recommends that you vote FOR the election of the eight Director nominees named in this proxy statement, FOR the ratification of Grant Thornton LLP as the Company's independent registered public accounting firm, FOR the approval of the Stock Plan, and FOR the approval of the Company's executive compensation.
Q:    What classes of stock does Heska's Charter authorize?
A:    Our Charter authorizes three classes of stock. First, our Charter authorizes a class of Traditional Common Stock and defines it as the "Original Common Stock". We will refer to this class of stock in these proxy materials as the "Original Common Stock". Second, our Charter authorizes a class of Public Common Stock and defines it as the "Common Stock" or the "NOL Restricted Common Stock". We will refer to this class of stock in these proxy materials as the "Public Common Stock" or the "NOL Restricted Common Stock". Third, our Charter authorizes a class of Preferred Stock. We shall refer to this class of stock in these proxy materials as the "Preferred Stock". For the purpose of these proxy materials, references to "Common Stock" shall mean collectively Original Common Stock and Public Common Stock.
Q:    Who is an eligible stockholder entitled to vote at the Annual Meeting?
A:    Stockholders of record of our Common Stock as of the close of business on March 8, 2021, the record date, will be entitled to notice of, and to vote at, the Annual Meeting. If your shares of Common Stock are registered directly in your name with Computershare Trust Company, N.A. ("Computershare"), our

registrar and transfer agent, you are considered a stockholder of record with respect to those shares. Some stockholders hold shares through a bank, broker, or other nominee, and are often said to hold these shares in “street name.” These stockholders are considered “beneficial owners” of those shares of Common Stock. If you held shares of Common Stock as a beneficial owner in street name as of the close of business on March 8, 2021, you must obtain a legal proxy, executed in your favor, from the holder of record of those shares at that time to be entitled to vote those shares of Common Stock at the Annual Meeting. Each stockholder is entitled to one vote for each share of Common Stock held on the Record Date. As of the Record Date, 10,415,439 shares of our Common Stock were issued and outstanding; and no shares of Preferred Stock were issued and outstanding. A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the meeting during normal business hours at our offices at 3760 Rocky Mountain Avenue, Loveland, Colorado 80538, and during the Annual Meeting accessible at www.meetingcenter.io/231735343, with the password HSKA2021. As a result of the ongoing COVID- 19 pandemic, we expect that our offices may generally remain closed through the date of the Annual Meeting. If you wish to examine the list, you may contact our Corporate Secretary, and arrangements will be made for you to review the list.
    If you own Common Stock of record, you will be able to virtually gain entry to the Annual Meeting by entering the 15-digit control number found on the Notice. If you own Common Stock in street name, in order to gain entry you must present proof of beneficial stock ownership as of the record date to Computershare prior to the Annual Meeting.
Q:    Can eligible stockholders who are unable or unwilling to attend the Annual Meeting vote?
A:    Yes, such stockholders may vote by proxy.
Q:    How can I direct a vote by proxy?
A:    If you are a record holder you may: (a) indicate your voting preferences, sign and date each proxy card by following the corresponding instructions on each proxy card you receive by request and return each such proxy card in the postage prepaid envelope or by other means acceptable to Computershare; (b) indicate your voting preferences via the telephone by following the corresponding instructions; (c) indicate your voting preferences via the Internet prior to the Annual Meeting by following the corresponding instructions on the Notice; or (d) vote during the Annual Meeting by clicking the "Cast Your Vote" link.
    If you have shares held in street name, you should indicate your vote for the shares via any procedure(s) adopted by your broker, bank or other nominee. These may include directing proxy votes by mail, telephone or the internet.
Q:    How can I change my proxy vote or revoke my proxy?
A:    If you are a record holder, you have the right to revoke your proxy and change your voting instructions at any time before the meeting by notifying our Secretary, returning a later-dated proxy card, updating your vote via the telephone by following the corresponding instructions or updating your vote via the Internet by following the corresponding instructions on the Notice. You may also revoke your proxy and change your vote by voting at the Annual Meeting.
    For shares held in street name, you should follow any corresponding procedure(s) adopted by your broker, bank or other nominee.
Q:    Who can help answer my questions?
A:    If you have any questions about the Annual Meeting or how to vote or revoke your proxy, you should contact:
Heska Corporation
Attn: Secretary
3760 Rocky Mountain Avenue
Loveland, Colorado 80538
(970) 493-7272
InvestorRelations@Heska.com
    If you need printed copies of this proxy statement or voting materials, please contact our Secretary as described above.
Q:    What does it mean if I get more than one proxy card?
A:    It probably means that you hold shares of Common Stock in more than one account. Direct your votes on all proxies to ensure that all of your shares are voted if you do not plan to attend the Annual Meeting.
Q:    Who will serve as inspector of elections?
A:    The inspector of elections will be a representative of Computershare, our registrar and transfer agent.
Q:    How do you expect votes will be counted for quorum and other purposes?
A:    Shares underlying proxies containing directions indicating a “for”, “withhold” (in the case of Proposal No. 1), “against”, or “abstain” vote, as well as any legitimate proxies without any voting instructions, will be counted as “present” for purposes of determining a quorum.
    If you hold shares in street name through a broker, bank or other nominee, your broker, bank or nominee may not be permitted by law, rule or policy to exercise voting discretion with respect to certain matters to be acted upon. If you do not give your broker, bank or nominee specific instructions, your underlying shares may not be voted on those matters, potentially resulting in so-called "broker non-votes."
    Pursuant to our bylaws, abstentions or broker non-votes on a given matter will be treated as not present or entitled to vote on such matter, but shall be treated as present and entitled to vote for all other purposes. Therefore, withheld votes, abstentions or broker non-votes will not affect the outcome of the vote on such matters.
    We suggest you clearly indicate your voting preferences on all matters to help ensure your voting preferences are accurately recorded.
Q:    What are the quorum and voting requirements for the Annual Meeting?
A:    The holders of a majority of the issued and outstanding shares of our Common Stock, present virtually or represented by proxy at the Annual Meeting, will constitute a quorum for the transaction of business at the Annual Meeting.
    The election of Directors presented in Proposal No. 1 is to be determined by a plurality of the votes of the shares of Common Stock having voting power present virtually or represented by proxy at the Annual Meeting and entitled to vote on the subject matter (a "Plurality Vote"). This means that the eight nominees with the most votes will be elected. Votes may be cast for or withheld from each nominee, but a withheld vote or a broker non-vote will not affect the outcome of the election of directors at the Annual Meeting.
    The ratification of the selection of our independent registered public accounting firm for fiscal 2021 in Proposal No. 2 is to be approved by the vote of a majority of the shares of our Common Stock present virtually or by proxy, and entitled to vote on the subject matter (a "Voting Majority"). Abstentions and broker non-votes will have no effect on the outcome of the vote for this proposal.
    Nasdaq rules require stockholder approval by a majority of votes cast to approve the Stock Plan in Proposal No. 3. Our bylaws require approval by a Voting Majority. Abstentions and broker non-votes will not affect the outcome of the vote for this proposal.
    Approval of our executive compensation in a non-binding advisory vote in Proposal No. 4 is to be obtained by the vote of a Voting Majority. Abstentions and broker non-votes will have no effect on the vote for this proposal.
Q:    What happens if additional matters are presented at the 2021 Annual Meeting?
A:    Other than the four specific items of business described in this proxy statement, we are not aware of any other business to be acted upon at the 2021 Annual Meeting. If other business properly comes before the Annual Meeting, the persons named in the form of proxy will vote in accordance with their best judgment.
Q:    What happens if a nominee for Director is unable to stand for election?
A:    If for any unforeseen reason any nominee is unwilling or unable to serve as a Director, the persons named as proxyholders may vote your proxy for such other candidate or candidates who may be nominated by the Board, although the proxyholders retain full discretion to vote as they may determine. Alternatively, the Board may reduce the size of the Board, or the proxies may vote just for the remaining nominees, leaving a vacancy that the Board may fill at a later date. However, we have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a Director.
Q:    Where can I find the voting results of the meeting?
A:    We intend to announce preliminary voting results at the Annual Meeting, and publish final voting results in a Current Report on Form 8-K (a "Form 8-K") to be filed with the SEC within four business days after the Annual Meeting. If final voting results are not available within four business days after the Annual Meeting, we intend to publish preliminary voting results in a Form 8-K to be filed with the SEC on the fourth business day following the Annual Meeting and then publish final voting results in a Form 8-K to be filed with the SEC within four business days following the final voting results becoming known.
Q:    Who bears the costs of soliciting votes for the Annual Meeting?
A:    Heska is making this solicitation and will pay the entire cost of the solicitation. If requested, certain of our directors and employees may solicit proxies on our behalf in person, by mail, telephone, email, facsimile or other means. No additional compensation will be paid to these people for such solicitation. We have engaged Morrow Sodali LLC, 470 West Ave., Stamford, CT 06902 ("Morrow Sodali") to solicit proxies on our behalf for a fee of
$12,500, plus variable amounts for additional proxy solicitation services. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.
Q:    May I propose actions for consideration at next year's Annual Meeting or nominate individuals to serve as Directors?
A:    Yes. You may submit proposals, including Director nominations, for consideration at future stockholder meetings. All proposals or nominations should be addressed to: Secretary, Heska Corporation, 3760 Rocky Mountain Avenue, Loveland, Colorado 80538.
Stockholder Proposals: For a stockholder proposal to be considered for inclusion in our proxy statement for the annual meeting next year, the written proposal must be received by our Secretary at our principal executive offices under either (1) Rule 14a-8 (a "Rule 14 Proposal") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or (2) the Bylaws of Heska (a "Bylaws Proposal"). A Rule 14 Proposal must be received by our Secretary at our principal executive offices no later than November 25, 2021. If the date of next year's annual meeting is moved more than 30 days before or after the anniversary date of this year's annual meeting, the deadline for inclusion of proposals in our proxy statement is instead a reasonable period of time before we begin to print and mail our proxy materials. Such proposals will also need to comply with Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. For a Bylaws Proposal, the stockholder must deliver a written notice of intent to propose such action in accordance with our Bylaws, which in general require that the notice be received by us not less than 60 days nor more than 90 days prior to the first anniversary of the date on which notice of the prior year's annual meeting was mailed to stockholders. These proxy materials for the Annual Meeting are to be mailed on or about March 25, 2021. This means that for the 2022 Annual Meeting of Stockholders, any such proposal must be received no earlier than December 25, 2021 and no later than January 24, 2022.
Director Nominees: You may propose Director candidates for consideration by the Board's Corporate Governance Committee. Any such recommendations should be directed to our Secretary at our principal executive offices. In addition, you may nominate a Director for consideration by Heska's stockholders if you give timely and adequate notice to our Secretary of your intention to make such nomination in accordance with our Bylaws, which require that the notice be received by the Secretary within the time periods described above under "Stockholder Proposals" and with the detail regarding your nomination as is required by our Bylaws.
Copy of Bylaw Provisions: You may contact our Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating Director candidates. A copy of our current Bylaws has also been filed with the SEC and is included as an exhibit with our 2020 Form 10-K for the year ended December 31, 2020. This document is accessible at the website of the SEC at www.sec.gov.

BOARD STRUCTURE AND COMMITTEES

Our Board has three standing Committees, each of which is chaired by an independent Director: (1) Audit (the "Audit Committee"), (2) Compensation (the "Compensation Committee") and (3) Corporate Governance (the "Corporate Governance Committee"). The membership during 2020 and the function of each Committee are described below. Our Board held nine meetings during 2020. Our Board currently has nine Directors, with terms set to expire in 2021: Scott W. Humphrey, Chair, Robert L. Antin, Stephen L. Davis, Dr. Joachim A. Hasenmaier, Mark F. Furlong, Sharon J. Larson, David E. Sveen, Ph.D., Bonnie J. Trowbridge, and Kevin S. Wilson. Ms. Trowbridge will be retiring as a member of Heska’s Board of Directors at the end of her current term and thus is not standing for reelection to the Board. We encourage our directors to attend each Annual Meeting and all of our Directors who were on the Board at the time of the meeting attended our last Annual Meeting of Stockholders in April 2020 via webcast or telephone. All Board members (during the periods that he or she served) attended at least 75% of all Board and applicable Committee meetings during 2020.

Board Leadership Structure
We separate the role of Chair of the Board and Chief Executive Officer. Scott W. Humphrey serves as the Chair of our Board, while Kevin S. Wilson serves as our Chief Executive Officer. In considering the separation of the Chair of the Board and Chief Executive Officer roles, the Board considered corporate governance, potential conflicts of interest and time management questions.

Board Risk Oversight
Our business, including risk oversight, is conducted with the advice, counsel and direction of our Board. The formal channel for risk-related information to be communicated to our Board is through our Chief Executive Officer. Our Chief Executive Officer periodically conveys the Company's risks, including credit, liquidity, regulatory, legal, and operational risks, including risks related to the COVID-19 pandemic, to the Board at Board meetings and through other forms of communication, as appropriate. Our Board may also discuss the Company's risks with other members of management as directed by our Chief Executive Officer or as part of another Board function. For example, our Chief Financial Officer has discussed credit and regulatory risk with directors during Audit Committee meetings.

Board Independence
    Our Board has determined that the following Directors standing for election have no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and meet the requirements of "independence" as set forth in the rules and regulations promulgated by the SEC and the Nasdaq Stock Market listing standards (the "Nasdaq Listing Standards"): Mr. Humphrey, Mr. Furlong, Ms. Larson, Mr. Davis, Mr. Antin, and Dr. Hasenmaier. In addition, our Board determined that Ms. Trowbridge, who is retiring as a member of the Board and not standing for reelection in 2021, was independent. Dr. Sveen, whose son, Christopher Sveen, is an Executive Officer of the Company, and Mr. Wilson, Heska's Chief Executive Officer and President, are not considered independent.
Audit Committee
Our Audit Committee has the following primary responsibilities and powers:

•appoint and replace our independent auditor;
•compensate and oversee the work of our independent auditor;

•select, retain, compensate, oversee and terminate any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company;
•pre-approve all audit and audit-related services, tax services and permitted non-audit services to be performed by our independent auditor;
•form and delegate authority to subcommittees when appropriate;
•retain special legal, accounting or other advisors;
•make regular reports to the Board, at least annually;
•review and discuss with management and the independent auditor the Company's annual audited financial statements;
•review and discuss with management and the independent auditor the Company's quarterly financial statements;
•review and discuss with management the Company's quarterly earnings press releases prior to their release;
•discuss with management and the independent auditor significant financial reporting issues and judgements made in connection with the preparation of the Company's financial statements;
•receive reports from management regarding, and review and discuss the adequacy and effectiveness of, the Company's disclosure controls and procedures;
•review and discuss quarterly reports from the independent auditors;
•discuss with management and the independent auditor the effect of regulatory and accounting initiatives;
•discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures;
•discuss with the independent auditor the matters required to be discussed by PCAOB Auditing Standard No. 1301, Communications with Audit Committees;
•review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form-Q;
•ensure that the independent auditor is informed of the Audit Committee's understanding of the Company's relationships and transactions with related parties;
•oversee relevant related party transactions governed by applicable accounting standards;
•review and evaluate the senior members of the independent auditor team;
•obtain and review a report from the independent auditor at least annually;
•ensure the rotation of the lead (or coordinating) audit partner;
•recommend to the Board policies for the Company's hiring of current or former employees of the independent auditor;
•meet with the independent auditor regarding the planning and staffing of the audit;
•obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated;
•oversee the Company's compliance program with respect to legal and regulatory requirements;
•establish procedures for the receipt, retention and treatment of reports of potential misconduct; and
•discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company's financial statements or accounting policies.
During 2020, our Audit Committee met five times. From May 2, 2019 to February 19, 2020, our Audit Committee consisted of Ms. Trowbridge, as Chair, Mr. Furlong, Mr. Humphrey and Ms. Larson. From February 19, 2020 to February 4, 2021, our Audit Committee consisted of Mr. Furlong, as Chair, Ms. Trowbridge and Mr. Humphrey. From February 4, 2021 to present, our Audit Committee consists of Mr. Furlong, as Chair, Mr. Humphrey, Dr. Hasenmaier, Mr. Davis, and Ms. Trowbridge.

Our Board has determined that each of the current members of our Audit Committee meets the requirements of "independence" as set forth in Section 10A(m)(3) of the Exchange Act, the rules and regulations promulgated by the SEC and the Nasdaq Listing Standards. Our Board has also determined that each of Mr. Furlong, Mr. Humphrey, and Ms. Trowbridge are qualified as an audit committee financial expert within the meaning of the rules and regulations promulgated by the SEC and each has accounting and related financial management expertise within the meaning of the Nasdaq Listing Standards.

Our Audit Committee has a written charter, which is available on our website at www.heska.com (under the tabs — Investors — Company Information — Corporate Governance). The Company's website address provided above is not intended to function as a hyperlink, and the information on the Company's website is not and should not be considered part of this proxy statement and is not incorporated by reference herein.
Compensation Committee

Our Compensation Committee has the following primary responsibilities and powers:

•review and approve the annual base salaries and annual incentive compensation opportunities of the Executive Officers;
•review and approve the following as they affect the Executive Officers: (a) any incentive awards and opportunities, (b) any employment agreements and severance agreements, (c) any change-in-control agreements and change-in-control provisions affecting any elements of compensation and benefits, and (d) any special or supplemental compensation or benefits for Executive Officers and persons who formerly served as Executive Officers;
•review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO's performance in light of those goals and objectives, and recommend to the Board the CEO's compensation levels based on this evaluation;
•review and discuss any Compensation Discussion and Analysis to be included in the Company's proxy statement and Annual Report on Form 10-K;
•produce any annual Compensation Report for including in the Company's proxy statement;
•oversee the Company's compliance with SEC rules and regulations regarding stockholder approval of certain executive compensation matters;
•receive periodic reports on the Company's compensation program as they affect all employees;
•approve and oversee compensation programs involving use of the Company's stock;
•retain, terminate and approve the retention terms and fees of any compensation consultant;
•appoint, compensate and oversee the work of any such compensation consultant, legal counsel or other advisor;
•form and delegate authority to subcommittees when appropriate; and
•make regular reports to the Board.
During 2020, our Compensation Committee met nine times. From May 2, 2019 to February 19, 2020 our Compensation Committee consisted of Ms. Larson, as Chair, Dr. Sveen and Ms. Trowbridge. From February 19, 2020 to February 4, 2021, our Compensation Committee consisted of Ms. Trowbridge, as Chair, Mr. Furlong and Ms. Larson. From February 4, 2021 to present, our Compensation Committee consists of Ms. Larson, as Chair, Mr. Humphrey, Mr. Furlong, Mr. Antin, and Ms. Trowbridge.
Our Board has determined that each of the current members of our Compensation Committee meets the requirements of "independence" as set forth in the rules and regulations promulgated by the SEC and the Nasdaq Listing Standards.

Our Compensation Committee has a written charter, which is available on our website at www.heska.com (under the tabs — Investors — Company Information — Corporate Governance). The Company's website address provided above is not intended to function as a hyperlink, and the information on the Company's website is not and should not be considered part of this proxy statement and is not incorporated by reference herein.

Corporate Governance Committee

    Our Corporate Governance Committee has the following primary responsibilities and powers:

•evaluate the current composition, organization and governance of the Board and its committees, determine future requirements and make recommendations to the Board for approval;
•determine desired Board member skills and attributes and evaluate and propose nominees for election to the Board;
•review Director candidates recommended by stockholders that are submitted in compliance with the Company’s bylaws and stockholder nominations and recommendations policy;
•oversee and administer a bi-annual Board performance evaluation process;
•consider matters of corporate governance and review periodically the Company’s corporate governance guidelines and codes of conduct and ethics and recommend proposed changes to the Board for approval;
•consider questions of possible conflicts of interest of Board members and the Company’s senior executives and review and approve in advance any proposed related party transactions;
•conduct reviews periodically on succession planning and make recommendations to the Board;
•monitor stock ownership guidelines related to Directors that may be adopted by the Board;
•review and advise the Board on Director compensation matters;
•recommend matters for consideration by the Board and regarding the structure of Board meetings;
•form and delegate to subcommittees when appropriate;
•make regular reports to the Board; and
•retain and terminate any search firm used to identify Director candidates.

During 2020, our Corporate Governance Committee met four times. From May 2, 2019 to February 19, 2020, our Corporate Governance Committee consisted of Dr. Sveen, as Chair, Mr. Furlong and Mr. Humphrey. From February 19, 2020 to April 16, 2020, our Corporate Governance Committee consisted of Ms. Larson, as Chair, Mr. Humphrey and Dr. Sveen. From April 16, 2020 to February 4, 2021 our Corporate Governance Committee consisted of Ms. Larson, as Chair, Mr. Humphrey and Mr. Furlong. From February 4, 2021 to present, our Corporate Governance Committee consists of Mr. Davis, as Chair, Mr. Antin, Ms. Larson, and Dr. Hasenmaier.

Our Board has determined that each of the current members of our Corporate Governance Committee meets the requirements of "independence" as set forth in the rules and regulations promulgated by the SEC and the Nasdaq Listing Standards.
Our Corporate Governance Committee has a written charter, which is available on our website at www.heska.com. In addition, our Corporate Governance Committee prepared, and our full Board has approved, Corporate Governance Guidelines outlining the qualifications, responsibilities and other issues related to our Board's governance role and functions. The document is also available on our website at www.heska.com (under the tabs — Investors — Company Information — Corporate Governance). The references to the Company's website address provided above is not intended to function as a hyperlink, and the information on the Company's website is not and should not be considered part of this proxy statement and is not incorporated by reference herein.

Director Qualification and Nomination
Service on our Board varies from less than a year to ten years. All of our Directors have gained Company and industry specific knowledge as a result. The experience, qualifications, attributes or skills that qualify our Directors to serve on our Board are discussed on a Director-by-Director basis in the "Election of Directors" section of this document as well as in this "Board Structure and Committees" section. None of our directors are serving as a result of one specific qualification. It is the breadth of their individual experiences and the manner in which they complement each other as a group that make them individually and collectively attractive Directors.
Our Corporate Governance Committee does not have an established policy for minimum qualifications of Director nominees or appointees. However, pursuant to our Corporate Governance Committee Charter, we believe that it is in the best interests of the Corporation and its stockholders to obtain highly qualified candidates for the Board. Our Corporate Governance Committee seeks candidates with excellent decision-making ability, business experience, relevant experience, personal integrity and reputation as candidates for nomination and appointment.
Our Corporate Governance Committee does not have an established policy for diversity of Director nominees or appointees. However, we believe diversity is inherent in our approach of seeking high quality individuals with complementary skills to create a group dynamic and decision-making process that is even stronger than would be obtained by the mere summation of its individual contributors in isolation.
In 2020, our Corporate Governance Committee formalized its process for identifying and evaluating nominees or appointees for Director. Our Corporate Governance Committee determines desired Board member skills and attributes and conducts searches for prospective Director candidates whose skills and attributes reflect those desired. This analysis may start with a Board evaluation, including determination of areas of strength and areas for improvement. Particular skills and experience may be desired in areas of improvement. Our Corporate Governance Committee may determine guidelines and parameters for a search for an individual with the desired skills and experience. Our Corporate Governance Committee will evaluate candidates identified by its own initiative as well as candidates referred to it by other members of the Board, by the Company's management, or by external sources. Our Corporate Governance Committee has utilized a third-party executive search firm in the past to identify candidates as well as other sources. Our Corporate Governance Committee has adopted a policy stating it will not consider unsolicited applications for Board membership.
Our Corporate Governance Committee will also consider nominees recommended by stockholders provided such recommendations are made in accordance with our Bylaws and the procedures described in this proxy statement under "Questions and Answers About the Proxy Materials and the 2021 Annual Meeting". Although to date no stockholder has presented any candidate for Board membership to us, it is expected that recommendations from stockholders would generally be considered in the same manner as recommendations by a Director or an Officer of the Company.

Stockholder Communication with our Board
Stockholders can contact our Board, any Committee thereof, or any Director in particular, by writing to them, c/o Heska Corporation, 3760 Rocky Mountain Avenue, Loveland, Colorado 80538, Attn: Secretary. We will forward any correspondence sent in the foregoing manner to the appropriate addressee without review by management.
Commitment to Corporate Responsibility and Stewardship

The Company is committed to corporate responsibility and stewardship. Driven by oversight from the Board and executive leadership, we are promoting and engaging environmental, social and governance

("ESG") priorities throughout the organization to align activities and resources with sound practices and accountability. In so doing, we will build upon our strengths, hold ourselves to high standards, engage with our stakeholders, foster a culture that values and benefits from diversity and inclusion, enhance sustainability in our products, facilities and operations, and contribute to the communities we serve. Over the coming quarters, we will develop the necessary framework, roadmap and objectives to advance our progress in this area.
Hedging Company Securities

    Our Directors and Executive Officers may not engage in pledging or hedging transactions, or other transactions designed to hedge or offset any decrease in the market value of our securities. These restrictions do not apply to other employees of the Company.

DIRECTOR COMPENSATION

The form and amount of compensation paid to the non-employee directors is periodically reviewed by our Corporate Governance Committee. Any revisions to our Director Compensation policy are recommended by our Corporate Governance Committee and approved by our Board. In February of 2020, on recommendation of the Corporate Governance Committee after consultation with Korn Ferry, a compensation consultant retained by the Board, our Board approved changes to our director compensation program designed to simplify the compensation mix, eliminate all committee chair and member retainer cash payments (other than our Board chairman retainer), and adjust our non-employee director compensation levels to approximate the median benchmarks of Heska’s peer group.
Our employee Directors do not receive any separate compensation for Board activities.
Non-Employee Director Compensation

Under our current director compensation program, on the date of each Annual Meeting of Stockholders each non-employee Director receives restricted stock awards valued at $125,000 (the "Annual Director Grant"). These grants vest in full on the later of (i) the one year anniversary of the date of grant and (ii) the Company’s next Annual Meeting of Stockholders. Such vesting is subject to (i) the non-employee director's continued service with the Company through the vesting period and (ii) the non-employee director not engaging in “competition” (as defined in the restricted stock agreement executed by the non-employee director) during the vesting period. Any non-employee Director appointed or elected between Annual Meetings is granted a pro-rata restricted stock award which vest on the same schedule outlined above. Prior to 2020, the Annual Director Grant was $60,000, subject to a maximum grant of 5,000 shares.

Each non-employee Director also receives an annual cash retainer in the amount of $55,000. The Company pays the annual retainer in quarterly installments on the first business day of each calendar quarter, subject to the non-employee director's continued service to the Company as a non-employee Director on such date. Prior to April 1, 2020, the annual cash retainer was $40,000.
The Chair of the Board also receives additional cash compensation for his or her services as Chair in the amount of $50,000, increased from the $20,000 level in effect prior to such date. Such additional cash compensation is payable in quarterly installments on the first business day of each calendar quarter and is subject to the Chair's continued service in such role on such date.

Non–employee Directors are additionally provided a quarterly $1,000 stipend for customary and usual travel and other expenses incurred in connection with their services on the Board. Commencing effective as of April 1, 2020, we eliminated additional cash fees provided for serving on or as the Chair of one of our committees.

Director Compensation Table

The following table presents the compensation earned by or paid by the Company to the non-employee directors for the year ended December 31, 2020. Dr. Joachim A. Hasenmaier joined the Board effective January 11, 2021, and thus, did not receive any fiscal 2020 compensation.

Director Compensation

Name	Fees Earned Or Paid in Cash ($)	Stock Awards ($) (1) (2)	All Other Compensation ($) (3)	Total ($)
Robert L. Antin	—	53,915	—	53,915
Stephen L. Davis	13,750	82,289	—	96,039
Mark F. Furlong	54,500	124,968	2,000	181,468
Scott W. Humphrey (4)	97,000	124,968	2,000	223,968
Sharon J. Larson	56,750	124,968	2,000	183,718
David E. Sveen, Ph.D.	54,625	124,968	2,000	181,593
Bonnie J. Trowbridge	57,750	124,968	2,000	184,718

(1)These amounts represent the aggregate grant date fair value of stock awards granted in 2020 as calculated pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718. The methodology and assumptions used in the valuation of stock awards can be found in our 2020 Form 10-K in Note 12 "Capital Stock" of the Notes to Consolidated Financial Statements.
(2)As of December 31, 2020, each of our non-employee directors held the following unvested restricted stock awards and outstanding options:

2020 Outstanding Awards to Directors

Name	Unvested Shares	Outstanding Options
Robert L. Antin	420	—
Stephen L. Davis	784	—
Mark F. Furlong	2,050	—
Scott W. Humphrey	2,050	—
Sharon J. Larson	2,050	8,571
David E. Sveen, Ph.D.	2,050	8,571
Bonnie J. Trowbridge	2,050	—
All Directors (7 persons)	11,454	17,142

(3)These amounts represent an annual travel stipend.
(4)Mr. Humphrey was paid all cash retainers through Chumley Enterprises, LLC.

2020 Equity Grants to Directors

Name	Grant Date	Number of Shares	Grant Date Closing Share Price ($)	Stock Value of Stock Award ($)
Robert L. Antin	11/17/2020	420	128.37	53,915
Stephen L. Davis	8/20/2020	784	104.96	82,289
Mark F. Furlong	4/8/2020	2,050	60.96	124,968
Scott W. Humphrey	4/8/2020	2,050	60.96	124,968
Sharon J. Larson	4/8/2020	2,050	60.96	124,968
David E. Sveen, Ph.D.	4/8/2020	2,050	60.96	124,968
Bonnie J. Trowbridge	4/8/2020	2,050	60.96	124,968

Non-Employee Director Stock Ownership Guidelines

    Each of our non-employee Directors is required to hold shares of Company common stock at least equal in value to three times (3x) the annual cash retainer for Board service (the "Director Ownership Guideline"). Non-employee Directors are to achieve this level of ownership on or before the later of (i) the fifth anniversary of the date such Director became a member of the Company’s Board and (ii) May 1, 2022.

    For purposes of Heska’s stock ownership guidelines, a non-employee Director’s stock ownership includes all shares of Heska’s common stock owned outright by the Director and by his or her immediate family members (spouse and dependent children), and any shares held in trust for the benefit of the Director and/or his or her immediate family members. Unvested restricted common stock and unexercised stock options are excluded from the calculation of stock ownership.

    As the Company’s current cash retainer for non-employee Directors is $55,000, the Director Ownership Guideline currently requires directors to hold at least $165,000 in shares of Heska Common Stock. As of December 31, 2020, each of our non-employee Directors held shares in excess of this value or was within the time frame available for meeting the ownership requirement.

PROPOSALS TO BE VOTED ON
PROPOSAL NO. 1
ELECTION OF DIRECTORS
We are to elect eight Directors at our 2021 Annual Meeting: Robert L. Antin, Stephen L. Davis, Mark F. Furlong, Dr. Joachim A. Hasenmaier, Scott W. Humphrey, Sharon J. Larson, David E. Sveen, Ph.D., and Kevin S. Wilson. Directors elected at our 2021 Annual Meeting are to hold office for a one-year term expiring at our 2022 Annual Meeting (or until their respective successors are elected and qualified, or until their earlier death, resignation or removal).
Nominees for Election
Robert L. Antin, age 71, has served us as a Director since November of 2020. Mr. Antin was a founder of VCA Antech, Inc. (“VCA”), a publicly traded national animal healthcare company (NASDAQ: WOOF) that provides veterinary services, diagnostic testing and various medical technology products and related services to the veterinary market. Mr. Antin has served as a Director, Chief Executive Officer and President at VCA since its inception in 1986. From September 1983 to 1985, Mr. Antin was President, Chief Executive Officer, a Director and co-founder of AlternaCare Corp., a publicly held company that owned, operated and developed freestanding out-patient surgical centers. From July 1978 until September 1983, Mr. Antin was an officer of American Medical International, Inc., an owner and operator of health care facilities. Mr. Antin received his Bachelor’s degree from the State University of New York at Cortland and his MBA with a certification in hospital and health administration from Cornell University. Mr. Antin’s executive experience in the veterinary industry provides an excellent background for service on the Board. Mr. Antin, who was appointed to the Board in 2020, was identified by Kevin Wilson, our CEO, and recommended for nomination to the Board by the Corporate Governance Committee.
Stephen L. Davis, age 63, has served us as a Director since August of 2020. Mr. Davis is the Chairman and Founder of the Will Group. He created Electrical Resource Management, the first Will Group company, in 1986 to honor the legacy of his father William E. Davis, who was known for his integrity and hard work. Since then, the Will Group has established several more companies to provide diverse lighting products, data and communications technologies, manufacturing, and services to metropolitan areas around the world. The Will Group has generated hundreds of local jobs, highlighted by its offender reentry program, and won many large-scale projects over the years, regularly contracting with utility, industrial, and commercial organizations across the United States. Embodying its mantra, “Where there’s a Will, there’s a Way,” the Will Group has consistently been recognized as one of the country’s Top 100 Black Businesses by Black Enterprise Magazine. Mr. Davis currently serves on the Board of the Trust Company of Illinois, PMI Energy Solutions, and Inland Real Estate Trust, specifically on Inland’s Audit and Compensation committees. Mr. Davis previously served on the Board of Wheaton Bank and Trust, specifically on the Loan committee, and he is currently a member of the Economic Club of Chicago and the University Club of Chicago. With a strong commitment to philanthropy, Mr. Davis created the William and Mary Davis foundation which funds programs to help underprivileged individuals find purpose and empowerment. His philanthropic work includes founding the Tuskegee NEXT Foundation, which is focused on training the next generation of African-American pilots, Purpose by Design, a mentoring program for teens in under-resourced and at-risk communities, and Haymarket Center of Chicago, which provides support services to people and families with chemical dependencies. Mr. Davis's financial and corporate governance experience provides valuable insight to the Board. Mr. Davis, who was appointed to the Board in 2020, was identified by our existing directors, and recommended for nomination to the Board by the Corporate Governance Committee.
Mark F. Furlong, age 63, has served us as a Director since March 2019. Mr. Furlong retired as President and Chief Executive Officer of BMO Harris Bank, N.A. in June 2015, a role he assumed upon the close of the acquisition of Marshall & Ilsley Corporation by BMO Financial Group in 2011. He joined Marshall & Ilsley in 2001 as Chief Financial Officer, was elected President in 2004, Chief Executive Officer in 2007, and Chairman in 2010. Prior to joining Marshall & Ilsley, he was Chief Financial Officer of Old

Kent Financial Corp.; First Vice President, Corporate Development, for H. F. Ahmanson & Company; and an audit partner for Deloitte & Touche LLP. Mr. Furlong also is a member of the boards of directors of Boston Private Financial Holding, Inc., Kforce Inc. and Antares Capital. Mr. Furlong is also active in numerous civic and charitable activities. He is a former Chair of Chicago United and Leap Innovations, is a former board member of the Chicago Board of Education and the Chicago Teachers Pension Fund. Mr. Furlong’s experience includes his role as an audit partner, serving as Chief Financial Officer and Chief Executive Officer, and his background in finance and his experience serving on boards contribute valuable insight and experience to the Board.
Dr. Joachim A. Hasenmaier, age 60, has served us as a Director since January of 2021. Dr. Hasenmaier served as a Member of the Board of Managing Directors of C.H. Boehringer Sohn AG & Co. KG ("BI") from October 1, 2012 until his retirement in 2019, responsible for the Corporate Board Division Consumer Health Care and Animal Health. He received a veterinary medical degree (DVM) in 1986 from Ludwig-Maximilians-University, Munich, where he entered into a microbiological research program until 1989 receiving his Doktor med. vet. (PhD) degree. He completed his education with a Master in Management from Kellogg Business School, Chicago, USA in 1991. Prior to joining BI he worked in various positions for various international companies in Germany, Japan, Mexico and Brazil. In 2002 he joined Boehringer Ingeheim as Corporate Senior Vice President for Boehringer Ingelheim Animal Health. In 2011 he took over the regional responsibility for Prescription Medicine in NECAR (UK/Ireland, Nordics, Benelux, Canada, Australia/New Zealand). He held this position until he became Member of the Board of Managing Directors at C.H. Boehringer Sohn AG & Co. KG in October 2012. Dr. Hasenmaier’s executive experience in the animal health and consumer healthcare industry provides an excellent background for service on the Board. Dr. Hasenmaier, who was appointed to the Board in 2021, was identified by Kevin Wilson, our CEO, and recommended for nomination to the Board by the Corporate Governance Committee.
Scott W. Humphrey, age 50, has served us as a Director since June 2017 and as our Board Chair from October 2018 to the present. Mr. Humphrey is a retired executive, having spent the first chapter of his professional life as an investment banker and the second chapter in the non-profit arena. Most recently, he served as the President & CEO of One Hope United (OHU), a diversified, multi-state social services provider, a position he held from August 2015 to February 2018. In addition to his work with various non-profits, Mr. Humphrey also serves in advisory roles for several for-profit organizations. At the time of his retirement from investment banking in 2015, Mr. Humphrey was a Senior Advisor/Vice Chair for BMO Capital Markets (BMO), the US investment banking business of the Bank of Montreal, where he was responsible for corporate board relationship development and high-profile advisory assignments. He joined BMO in 2007 as the Head of U.S. Mergers & Acquisitions and, in early 2012, was asked to expand his responsibility to include the Industrial Investment Banking business. Prior to joining BMO Capital Markets, Mr. Humphrey spent almost ten years with Deutsche Bank as a Managing Director focusing on global mergers and acquisitions. Given his global business and financial market background, he is a financial expert and provides expertise with respect to the Company’s strategic planning as well as advising on various capital market and stockholder matters. Mr. Humphrey holds a BS in Finance and Economics from the University of Arizona and a Master's in Public Policy and Administration from Northwestern University.
Sharon J. Larson, age 60, has served us as a Director since July 2011 and as our Board Chair from October 2015 to the October 2018. Ms. Larson was also our Lead Director from May 2014 to October 2015. Ms. Larson currently serves as Principal and CEO of SLR Associates, LLC, a healthcare consulting firm. Ms. Larson served as Chief Executive Officer UT Southwestern University Hospitals and Vice President for University Hospitals, UT Southwestern Medical Center from 2004 to 2010. From 2000 to 2004 she was the COO at Anne Arundel Health System in Annapolis, Maryland. She held various jobs (Associate Administrator, COO and Corporate Vice President) during her employment in the Nebraska Health System from 1995 to 2000. From 1990 to 1995 she was an Assistant Administrator in the Inova Health System in Virginia. Prior to 1990 she was with Brackenridge Hospital in Austin, Texas and the Good Samaritan Hospital and Health Center in Dayton, Ohio. Ms. Larson currently serves as an Advisor to DigiWorksCorp, and as a member of the Innovation Council of Anthello Healthcare Solutions, Inc. She has also served on various boards and been involved with several community projects. Ms. Larson holds BBA (Business Administration) and MA (Hospital and Health Administration) degrees from the University of Iowa. Ms. Larson’s executive experience in the healthcare industry and management positions with major healthcare companies provide an excellent background for service on the Board.
David E. Sveen, Ph.D., age 64, has served us as a Director since November 2013. He is the Executive Chair and Managing Director of Cedarstone, an operations, analytics and strategy consulting practice for nonprofit organizations, which he founded in 1993. He is also currently the President of the Domanada Foundation. His professional background includes 13 years in senior management with investment banking firm Griffin, Kubik, Stephens and Thompson, an adjunct assistant professorship of Christian Formation and Ministry at Wheaton College since 1995 and service on several profit and nonprofit boards. Dr. Sveen holds a Ph.D. degree from Trinity Evangelical Divinity School, an MBA from DePaul University, an MA from Wheaton Graduate School, and a B.S. degree from Northern Illinois University. Dr. Sveen brings to the board extensive leadership experience, financial and accounting knowledge and executive level management capability.
Kevin S. Wilson, age 48, has been our Chief Executive Officer and President since March 31, 2014. He previously served as our President and Chief Operating Officer from February 2013 to March 2014. Mr. Wilson is a founder, member and officer of Cuattro, LLC, Cuattro Software, LLC, and Cuattro Medical, LLC, which, since 2008, have been involved in developing technologies for digital imaging. Mr. Wilson served on the board of various private, non-profit, and educational organizations from 2005 to the present. He was a founder of Sound Technologies, Inc., a diagnostic imaging company, in 1996, which was sold to VCA Antech, Inc. in 2004, after which Mr. Wilson served as Chief Strategy Officer for VCA Antech, Inc. until 2006. Mr. Wilson attended Saddleback College. Mr. Wilson brings to the Board extensive executive leadership and relationships experience in the animal health industry, including the management of operations, sales, service, product development, business development, and support.
If a Director or any alternative nominee is unable or declines to serve as Director at the time of the 2021 Annual Meeting, the proxyholders intend to vote for such other candidate or candidates who may be nominated by the Board.
Recommendation of our Board of Directors
Our Board recommends a vote FOR the election of all eight nominees.

PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Board is submitting the appointment of Grant Thornton LLP ("Grant Thornton") as the Company's independent registered public accounting firm for stockholder ratification at the 2021 Annual Meeting. On May 21, 2020, our Audit Committee approved the dismissal of Plante & Moran, PLLC (“Plante Moran”) as the Company's independent registered public accounting firm. On May 21, 2020, our Audit Committee approved the appointment of Grant Thornton as the Company's new independent registered public accounting firm, effective immediately, to perform independent audit services for the fiscal year ending December 31, 2020. A representative of Grant Thornton is expected to be present at the Annual Meeting and will have an opportunity to make a statement if the representative desires to do so. Such representative also is expected to be available to answer questions at the meeting.
Stockholder ratification of the appointment of Grant Thornton as our independent registered public accounting firm is not required by our Bylaws or otherwise. Our Board, however, is submitting the appointment of Grant Thornton to the stockholders for ratification as a matter of good corporate governance practice. If stockholders fail to ratify the appointment, our Audit Committee will reconsider whether or not to retain Grant Thornton as our independent registered public accounting firm, although our Audit Committee maintains the full discretion to continue to retain Grant Thornton in such a circumstance. Even if the appointment is ratified, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.
Recommendation of our Board of Directors
Our Board recommends a vote FOR the ratification of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

PROPOSAL NO. 3
APPROVAL OF THE HESKA CORPORATION EQUITY INCENTIVE PLAN

    On February 18, 2021, our Board of Directors approved the Heska Corporation Equity Incentive Plan (the “Stock Plan”), subject to obtaining stockholder approval thereof. We are seeking your approval for the adoption of the Stock Plan, including the reservation of 250,000 of shares of our common stock available for issuance thereunder. The proposed 250,000 shares represents approximately 2.4% of our shares outstanding as of March 8, 2021.
    The Stock Plan is intended to replace both our Heska Corporation Stock Incentive Plan (formerly known as the 1997 Stock Incentive Plan) and our Heska Corporation 2003 Equity Incentive Plan (such plans, referred to as the “Prior Plans” in this Proposal No. 3). In addition to the 250,000 shares of our common stock being reserved for issuance under the Stock Plan, any shares that remain available for grant under the Prior Plans as of May 5, 2021, will become available for grant under the Stock Plan. Awards outstanding under the Prior Plans as of May 5, 2021, will continue to be governed by the terms of the Prior Plans.
Summary of Proposed Equity Incentive Plan
General. The purpose of the Stock Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging employees, outside directors and consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of employees, outside directors and consultants with exceptional qualifications and (c) linking employees, outside directors and consultants directly to stockholder interests through increased stock ownership. The Stock Plan seeks to achieve this purpose by providing for restricted stock awards, restricted stock units, options (which may constitute incentive stock options or non-qualified stock options), stock appreciation rights, other cash-based awards, or other stock-based awards.
Effective Date and Expiration. The Stock Plan will be effective upon approval by the Company’s stockholders. The Stock Plan has no predetermined expiration date, although incentive stock options may not be granted under the Stock Plan after February 18, 2031. Awards made prior to any termination or suspension of the Stock Plan may extend beyond that date.

Administration. The Stock Plan must be administered by a committee of two or more independent directors appointed by the Board, which is currently the Compensation Committee (the "Committee"). The Committee has full authority to interpret the Stock Plan and to establish rules for its administration. To the fullest extent permitted by law, the Committee may delegate to one or more officers of the Company the authority to designate the individuals, other than Section 16 officers or directors of the Company, who are eligible to receive Awards pursuant to the terms of the Plan, who will receive Awards under the Plan and the size of each such grant.

Eligibility for Awards. Awards can be made to any employee, outside director or consultant selected to receive an award under the Stock Plan. Only employees, however, are eligible to receive incentive stock options. As of March 8, 2021, approximately 602 employees and our 8 outside directors would have been eligible to receive awards under the Stock Plan.

Determination of Amount and Form of Award. The amount and form of individual awards will be determined by the Committee or its delegate, subject to the limitations of the Stock Plan.

Shares Subject to the Plan; Other Limitations on Awards. Subject to certain adjustments, the maximum number of shares of our Common Stock that may be issued pursuant to new awards under the Stock Plan is 250,000 plus the number of shares of our Common Stock that remain available for grant under the Prior Plans as of May 5, 2021. The closing price of a share of our Common Stock as reported on the Nasdaq stock market on March 8, 2021 was $175.23.

Shares subject to an award under the Stock Plan or under one of the Prior Plans that is canceled, forfeited, settled in cash or expired without having been exercised or paid will again be available (or will be made available) for future awards under the Stock Plan. On the other hand, shares of our Common Stock that are (i) tendered in payment of options, (ii) withheld from any award to satisfy a participant's tax withholding obligations, or (iii) subject to a stock appreciation right that are not issued in connection with its stock settlement on exercise, in each case, will not be available for future awards under the Stock Plan. In addition, Common Shares repurchased by the Company using the proceeds from an option exercise will not be made available for issuance or delivery under the Stock Plan. Shares of Common Stock issued pursuant to the Stock Plan may be authorized but unissued shares or treasury shares, or shares reacquired by the Company in any manner.

In addition, the Stock Plan limits compensation paid to each outside director in respect of his or her service as an outside director, including cash fees and incentive equity awards (based on their grant date fair value for financial reporting purposes), to a maximum of $300,000 per fiscal year. Compensation will be counted toward this limit in the year in which it is earned and not when paid or settled in the event that payment is deferred.

Minimum Vesting Provision. Awards are subject to a minimum vesting period of one year or, for awards made to outside directors, on the earlier of one year or the date of the next regular annual meeting of the Company’s stockholders that is at least 50 weeks after the immediately preceding year’s annual meeting. However, awards for which vesting is accelerated in the event of a participant’s death or disability or upon the occurrence of a change in control will not be subject to this one-year minimum vesting requirement. Additionally, the Committee may grant awards covering 5% or less of the total number of shares authorized for issuance under the Stock Plan without regard to the minimum vesting requirement.

Stock Options. The Committee may grant non-qualified options and options intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee generally determines the terms and conditions of all options granted, subject to the terms of the Stock Plan. Options vest in accordance with a vesting schedule determined by the Committee, and the Committee may impose additional conditions, restrictions or terms on the vesting of any option, including the full or partial attainment of performance goals. The term of an incentive stock option cannot exceed ten years from the date of grant. The option price of an incentive stock option must be not less than 100% of the fair market value of a share of our Common Stock on the date of grant.

The option price may be paid in cash, with shares of our Common Stock, through a broker-assisted "cashless" exercise procedure or with such other acceptable form of valid consideration and method of payment as may be determined by the Committee.

Restricted Stock Awards. The Committee may also issue or transfer shares of our Common Stock to a participant under a restricted stock award under the Stock Plan. Restricted stock awards are subject to certain conditions and restrictions during a specific period of time, such as the participant remaining in the employment of the Company or a subsidiary and/or the attainment of certain pre-established performance goals. The shares cannot be transferred by the participant prior to the lapse of the restriction period and/or the attainment of the performance goals. The participant is entitled to vote restricted stock awards during the restriction period. Unless otherwise provided in the award agreement, restricted stock awards will receive also dividends; provided, that any such dividends will be accumulated and paid at the time (and to the extent) that the underlying restricted stock awards vest.

Restricted Stock Units. A restricted stock unit is a right to receive shares of Common Stock (or their cash equivalent) at a specified date in the future, subject to forfeiture of such right. If the restricted stock unit has not been forfeited, then on the date specified in the restricted stock unit grant, the Company must deliver to the holder of the restricted stock unit shares of Common Stock (or their cash equivalent). In the Committee’s discretion, holders of restricted stock units may be entitled to receive dividend equivalents; provided, that any such dividend equivalents will be accumulated and paid at the time (and to the extent) that the underlying restricted stock units vest. A participant holding restricted stock units will have no rights as a stockholder with respect to the shares subject to the restricted stock units until all restrictions have been lifted and the shares have been issued to the participant.

Stock Appreciation Rights. A stock appreciation right entitles the holder to receive an amount equal to the difference between the fair market value of a share of Common Stock on the exercise date and the exercise price of the stock appreciation right (which may not be less than 100% of the fair market value of a share of our Common Stock on the grant date), multiplied by the number of shares of Common Stock subject to the stock appreciation right (as determined by the Committee). Like other awards under the Stock Plan, stock appreciation rights will be subject to vesting and forfeiture provisions as determined by the Committee.

Other Stock-Based Awards. Under the Stock Plan, we may grant or sell to any participant unrestricted Common Stock, dividend equivalent rights and/or other awards denominated in or valued by reference to our Common Stock. A dividend equivalent is a right to receive payments, based on dividends declared or paid with respect to shares of our Common Stock.

Other Cash-Based Awards. We may grant cash awards under the Stock Plan, including cash awards as a bonus or based upon the attainment of certain performance goals.

Performance Based Awards. Under the Stock Plan, the Committee may grant any award type subject to vesting based on the achievement of performance goals or the vesting of which is accelerated based on the achievement of performance goals. Such performance-goals will be established in the Committee’s sole discretion.

No Repricing of Options or Stock Appreciation Rights. The exercise price of stock options or stock appreciation rights may not be reduced without stockholder approval. This means that the Committee may not take any of the following actions without stockholder approval:

•Amend a stock option or stock appreciation right to reduce its option price;
•Cancel a stock option or stock appreciation right in exchange for a new option with a lower exercise price;
•Cancel a stock option or stock appreciation right in exchange for a different type of award that has a value that is greater than the excess of the fair market value of the applicable shares on the date of such payment over the exercise price;
•Authorize, in lieu of the exercise or in exchange for the cancellation of a stock option or stock appreciation right, the payment of cash in an amount that is greater than the excess of the fair market value of the shares of Common Stock on the date of such payment over the exercise price; or
•Take any other action (whether in the form of an amendment, cancellation or replacement grant) that has the effect of repricing a stock option or stock appreciation right without stockholder approval.

Changes in Capitalization. In the event of a subdivision of our outstanding shares of Common Stock, a declaration of a dividend payable in shares, a declaration of a dividend payable in a form other than shares in an amount that has a material effect on the price of shares, a combination or consolidation of the outstanding shares (by reclassification or otherwise) into a lesser number of shares, a recapitalization, a spin-off or a similar occurrence, such that an adjustment is appropriate to prevent dilution or enlargement of the benefits intended to be made available under the Stock Plan, then the Committee may make appropriate adjustments in the maximum aggregate number and kind of shares issuable under the Stock Plan and the number and kind of shares and the exercise price per share subject to outstanding awards.

Change in Control. An award agreement may provide that an award will become fully vested and exercisable in the event of a change in control.

Amendment. The Board can amend, suspend or terminate the Stock Plan. An amendment of the Stock Plan will be subject to our stockholders' approval only to the extent required by law or the requirements of the Nasdaq stock market.
Incorporation by Reference. The foregoing is only a summary of our Stock Plan and is qualified in its entirety by reference to its full text, a copy of which is attached hereto as Appendix A.

Certain U.S. Federal Income Tax Aspects

    The following paragraphs are a summary of the Company's understanding of the general federal income tax consequences to U.S. taxpayers and the Company of awards granted under the Stock Plan. Tax consequences for any particular individual may be different. This summary describes the U.S. federal income tax rules in effect on the date hereof and does not purport to be complete. It does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which the participant may reside. Participants are encouraged to consult their own tax advisors regarding participation in the Stock Plan.

Incentive Stock Options. No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxable income is the same as for nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option if the sale price exceeds the exercise price.

Nonstatutory Stock Options. No taxable income is reportable when a nonstatutory stock option, which also may be referred to as a nonqualified stock option, is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock Awards. A participant will not have taxable income upon grant unless he or she elects to be taxed at that time by filing an 83(b) election pursuant to Section 83(b) of the Code. Instead, he or she will recognize ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the vested shares.

Stock Appreciation Rights. A participant who is granted a stock appreciation right will not recognize ordinary income upon receipt or vesting of the stock appreciation right. At the time of exercise, however, the participant will recognize ordinary income equal to the value of any cash received and the fair market value of any shares received. The participant's tax basis in any shares received will be the fair market value on the date of exercise and, if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of the shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the stock is a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Restricted Stock Units. A participant who is granted a restricted stock unit will not recognize ordinary income upon the receipt of the restricted stock unit, but rather will recognize ordinary income in an amount equal to the fair market value of the shares (or value of the cash paid) at the time of settlement.

Other Stock-Based and Other Cash-Based Awards. In the case of other stock-based and other cash-based awards, depending on the form of the award, a participant generally will not be taxed upon the grant of such an award, but, rather, will generally recognize ordinary income when such an award vests or otherwise is free of restrictions.
Tax Effect for the Company. The Company generally will be entitled to a tax deduction in connection with an award under the Stock Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option or a stock appreciation right or the settlement of a restricted stock unit). Section 162(m) of the Code may limit the deductibility of compensation paid to certain of our Executive Officers.
New Plan Benefits
The benefits that will be awarded or paid under the proposed Stock Plan are not currently determinable. Such awards are within the discretion of the Committee, and the Committee has not determined future awards or who might receive them.
Equity Compensation Plan Information
The following table sets forth information about our common stock that may be issued upon exercise of options and settlement of rights under all of our equity compensation plans as of December 31, 2020, including the Heska Corporation Stock Incentive Plan, as amended and restated, the 2020 Employee Stock Purchase Plan, as amended and restated (the "ESPP"), the 2003 Equity Incentive Plan, as amended and restated. Our stockholders have approved all of these plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity Compensation Plans Approved by Stockholders	684,232	$58.39	347,746 (1)
Equity Compensation Plans Not Approved by Stockholders	None	None	None
Total	684,232	$58.39	347,746 (1)
(1)Includes 196,141 shares available for issuance under the ESPP and 151,605 shares under the Heska Corporation Stock Incentive Plan.
Vote Required; Recommendation of our Board of Directors
Nasdaq rules require stockholder approval by a majority of votes cast to approve the proposed Stock Plan. Our bylaws require approval by a Voting Majority. Abstentions and broker non-votes will not affect the outcome of the vote for this proposal.
Our Board recommends a vote FOR the approval of the proposed Stock Plan.

PROPOSAL NO. 4
APPROVAL OF EXECUTIVE COMPENSATION IN A
NON-BINDING ADVISORY VOTE

Section 14A of the Exchange Act requires that we provide you with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers as reported in this proxy statement. We are asking for your advisory vote on the following non-binding resolution (the "say-on-pay" resolution):
RESOLVED, that the compensation paid to the Company's Named Executive Officers, as disclosed in the subsection of this proxy statement titled "Executive Compensation", including the Compensation Discussion and Analysis, compensation tables and related narrative discussion, is hereby APPROVED.
At our 2020 Annual Meeting of Stockholders, an identical resolution received the support of 99.5% of the shares voted "for" or "against". The Company conducts annual “say-on-pay” resolutions until the next advisory stockholder vote on this matter is required under Section 14A of the Exchange Act, or until the Board of Directors otherwise determines that a different frequency for such votes is in the best interest of the Company’s stockholders. It is anticipated that the next advisory vote to approve Named Executive Officer compensation will be conducted at our 2022 Annual Meeting of Stockholders.
Compensation Philosophy
As described in greater detail under the heading "Executive Compensation", we seek to closely align the interests of our Named Executive Officers with the interests of our stockholders. The ultimate objective of our executive compensation program is to recruit, retain and reward executives who will enhance the value and profitability of the Company and increase stockholder value. The Compensation Committee strives to provide competitive compensation opportunities with the ultimate amount of compensation received tied significantly to short-term and long-term Company performance. Inherent in our approach is the philosophy that compensation can align behavior and actions with stockholder interests, attract and retain stronger executives and thus create value for stockholders over time.
The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our Named Executive Officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.
Vote Required; Recommendation of our Board of Directors
If a Voting Majority is FOR this proposal, we will consider the non-binding, advisory approval of the compensation paid to our Named Executive Officers to have passed. If such a Voting Majority is not obtained, our Compensation Committee may consider changes to some of our executive compensation policies, although our Compensation Committee maintains its full discretion in this area as this is an advisory vote only.
Our Board recommends a vote FOR the approval, on a non-binding, advisory basis, of the compensation paid to our Named Executive Officers in fiscal year 2020 as reported in this proxy statement.

OTHER MATTERS
The Board knows of no other business to be transacted at the Annual Meeting.
OTHER INFORMATION
"Householding" of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding", potentially provides extra convenience for stockholders and cost savings for companies. Heska and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent to such householding. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Investor Relations, Heska Corporation, 3760 Rocky Mountain Avenue, Loveland, Colorado 80538, by calling (970) 493-7272, or by emailing InvestorRelations@Heska.com.

Proxy Solicitor

You may contact our proxy solicitor, Morrow Sodali LLC ("Morrow Sodali"), for a copy of the proxy materials. Morrow Sodali's address is 470 West Ave., Stamford, CT 06902. Stockholders may call Morrow Sodali at 1-800-662-5200 and brokers and banks may call Morrow Sodali at 1-203-658-9400. We undertake to promptly deliver a copy of the proxy materials upon receiving your written or oral request.

OWNERSHIP OF SECURITIES - COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of March 8, 2021 (except where otherwise noted), regarding the beneficial ownership of shares of Common Stock by each director of the Company, by the persons named in the Summary Compensation Table (the "Named Executive Officers") elsewhere in this proxy statement, by all current Directors and Executive Officers of the Company as a group, and by each person who is known by us to be the beneficial owner of more than 5% of our Common Stock. We had 10,415,439 shares of Common Stock outstanding on March 8, 2021.
Beneficial Ownership Table

Name and Address of Beneficial Owner	Shares Beneficially Owned (1)	Percentage Beneficially Owned (1)
BlackRock, Inc. (2)	1,437,124	13.8%
55 East 52nd Street
New York, NY 10055

Alger Associates, Inc. (3)	1,197,758	11.5%
360 Park Avenue South
New York, NY 10010

Nine Ten Capital Management LLC (4)	815,318	7.8%
1603 Orrington Ave Ste 1650
Evanston, IL 60201

The Vanguard Group (5)	550,717	5.3%
100 Vanguard Blvd.
Malvern, PA 19355

Named Executive Officers and Directors
Robert L. Antin (6)	420	*
Stephen L. Davis (6)	1,284	*
Mark F. Furlong (6)	2,957	*
Joachim A. Hasenmaier (6)	235	*
Scott W. Humphrey (6)	5,112	*
Sharon J. Larson (6)	15,410	*
David E. Sveen, Ph.D. (6)(7)	41,312	*
Bonnie J. Trowbridge (6)	4,089	*
Kevin S. Wilson (6)(8)	528,458	5.0%
Catherine I. Grassman (6)	44,164	*
Steven M. Eyl (6)	89,708	*
Nancy Wisnewski, Ph.D. (6)	164,334	1.6%
Eleanor F. Baker (6)	16,958	*
All Directors and Executive Officers as a Group	930,455	8.6%
(14 Persons) (6)(7)(8)
________________________________________________________
*    Amount represents less than 1% of our common stock.
(1)To our knowledge and unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to securities. Shares of common stock issuable upon exercise of stock options exercisable within 60 days of March 8, 2021 without further action by Heska's Stockholders are deemed outstanding and beneficially owned by the person holding such option for purposes of computing such person's percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
(2)Based upon information derived from an amended Schedule 13G/A filed by BlackRock, Inc. on January 26, 2021 for holdings on December 31, 2020. The filing reports sole voting power with respect to 1,405,049 shares and sole dispositive power with respect to 1,437,124 shares.

(3)Based upon information derived from an amended Schedule 13G filed by Alger Associates, Inc. on February 16, 2021 for holdings on December 31, 2020. The securities reported are beneficially owned by one or more open-end investment companies or other managed accounts that are investment management clients of Fred Alger Management, LLC (“FAM”), a registered investment adviser. FAM is a 100% owned subsidiary of Alger Group Holdings, LLC (“AGH”), a holding company. AGH is a 100% owned subsidiary of Alger Associates, Inc., a holding company.
(4)Based upon information derived from a Schedule 13G filed by Nine Ten Capital Management LLC on February 12, 2021 for holdings on December 31, 2020.
(5)Based upon information derived from a Schedule 13G/A filed by The Vanguard Group on February 10, 2021 for holdings on December 31, 2020. The filing reports shared voting power with respect to 11,599 shares, sole dispositive power with respect to 532,259 shares, and shared dispositive power with respect to 18,458 shares.
(6)Includes shares owned, as well as unvested shares and exercisable options that are exercisable within 60 days of March 8, 2021 in the following amounts: Mr. Antin, 420 shares; Mr. Davis, 784 shares; Mr. Furlong, 2,050 shares; Dr. Hasenmaier, 235 shares; Mr. Humphrey, 2,050 shares; Ms. Larson, 10,621 shares; Dr. David Sveen, 10,621 shares; Ms. Trowbridge, 2,050 shares; Mr. Wilson, 132,125 shares; Ms. Baker, 16,003 shares; Mr. Eyl, 75,097 shares; Ms. Grassman, 39,928 shares; Dr. Wisnewski, 112,892 shares; all Directors and Executive Officers as a group, 418,379 shares.
(7)Includes 14,285 shares held by Bethany Creek Partners, LP and 7,143 shares held by Lindberg Capital Partners, LP. Dr. Sveen is a general partner of, and an investor in, both Bethany Creek Partners, LP and Lindberg Capital Partners, LP.
(8)Mr. Wilson is the spouse of Mrs. Wilson who owns Heska Corporation shares. Mr. Wilson, Mrs. Wilson and trusts for the benefit of their children and family own a 100% interest in Cuattro, LLC. Includes 162,763 shares held by Cuattro, LLC, 7,000 shares owned by Mrs. Wilson, and 138,743 shares held by the Wilson Family Trust. Mr. Wilson disclaims beneficial ownership of the shares held by Mrs. Wilson.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our Directors, Executive Officers and persons who own more than 10% of a registered class of our equity securities to file reports of holdings and transactions of Heska Common Stock and other equity securities with the SEC. Directors, Executive Officers and 10% or greater stockholders are required by SEC regulations to furnish us with copies of all of the Section 16(a) reports they file. Based solely upon a review of the copies of the Forms furnished to us and the representations made by the reporting persons to us, we believe that during 2020 our Directors, Executive Officers and 10% or greater stockholders complied with all filing requirements under Section 16(a) of the Exchange Act, except that one Form 4 disclosing one transaction with respect to Kevin Wilson was inadvertently filed late.

SIGNIFICANT RELATIONSHIPS AND TRANSACTIONS WITH DIRECTORS, OFFICERS OR PRINCIPAL STOCKHOLDERS

Related Party Transactions

Pursuant to our Code of Conduct and Ethics, a copy of which is available on Heska's website at www.heska.com, our Corporate Governance Committee charter, and our Audit Committee Charter, our Audit Committee or our Corporate Governance Committee must review and approve any transaction that the Company proposes to enter into that would be required to be disclosed under Item 404(a) of Regulation S-K. Prior to any related party transaction, the related party must submit their request to the Governance and Audit Committee Chair, the Chair of the Board of Directors and the Company Chief Financial Officer for review. A review and approval or denial must be made and documented by the appropriate committee with notification to the full Board. Item 404(a) of Regulation S-K requires the Company to disclose in its proxy statement any transaction involving more than $120,000 in which the Company is a participant and in which any related person has or will have a direct or indirect material interest. A related person for purposes of this analysis is any Executive Officer, director, nominee for director, or holder of 5% or more of the Company's Common Stock, or an immediate family member of any of those persons.

Doug Wilson, Director, Creative Marketing for the Company, is the brother of Kevin Wilson, the Company’s President and Chief Executive Officer. In 2020, Mr. Doug Wilson earned $180,000 in salary. Mr. Doug Wilson also received non-Equity Incentive Plan Compensation related to the MIP in the amount of $40,000. His compensation is consistent with the total compensation provided to other employees of the same level with similar responsibilities.

Christopher Sveen, Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary for the Company, and President of Diamond Animal Health, is the son of Dr. David Sveen, a member of the Company’s Board. In 2020, Mr. Christopher Sveen earned $273,750 in salary, and $50,000 in bonus. He was also granted stock option awards totaling $1,130,438. Finally, Mr. Christopher Sveen received non-Equity Incentive Plan Compensation related to the MIP in the amount of $120,000. His compensation is consistent with the total compensation provided to other employees of the same level with similar responsibilities. Mr. Christopher Sveen is an Executive Officer of the Company. Therefore, the Board has determined that Dr. David Sveen is not independent. Dr. David Sveen does not currently sit on any Board committees.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the compensation awarded to, earned by, or paid to our 2020 Named Executive Officers:

•Kevin S. Wilson, Chief Executive Officer and President;
•Catherine I. Grassman, Executive Vice President, Chief Financial Officer;
•Nancy Wisnewski, Ph.D., Executive Vice President, Chief Operating Officer;
•Steven M. Eyl, Executive Vice President, Global Sales and Marketing; and
•Eleanor F. Baker, Executive Vice President, Managing Director and Chief Operating Officer, scil animal care company.

Executive Compensation Objective and Philosophy

The Compensation Committee of Heska Corporation's Board of Directors (the "Compensation Committee") administers our executive compensation program and establishes the salaries of our Executive Officers. The ultimate objective of our executive compensation program is to attract, retain and reward executives who will enhance the value and profitability of Heska and increase stockholder value. The Compensation Committee strives to provide competitive compensation opportunities with the ultimate amount of compensation received tied significantly to short-term and long-term Company performance. Inherent in our approach is the philosophy that compensation can align behavior and actions with stockholder interests, attract and retain highly qualified executives and thus create value for stockholders over time. The Compensation Committee's goal in executive compensation is to design and administer programs that best serve these ends. The Compensation Committee also takes into account the outcome of the most recent advisory, say-on-pay vote from our stockholders when considering executive compensation arrangements. At our 2020 Annual Meeting, our stockholders showed overwhelming support for our executive compensation program by approving the advisory, say-on-pay vote by approximately 99.5%. Given this high level of support, the Compensation Committee did not make any adjustments to the overall structure of our compensation program in 2020.

What is Heska's Executive Compensation Program Designed to Reward?

The Compensation Committee develops our executive compensation programs to reward our Executive Officers for their contribution to Heska's financial performance and to recognize individual initiative, leadership, achievement and other contributions. We believe an effective compensation program will reward executives for working well collectively as well as for strong individual performance.

What are the Elements of Heska's Executive Compensation?

Our compensation program is designed to reward interlocking aspects of executive performance:

•Individual contributions: rewarded primarily through base salary, discretionary cash bonuses for unusual and extraordinary performance, annual Management Incentive Plan ("MIP") incentives, and equity grants under our long-term incentive programs;
•Short-term financial performance: rewarded primarily through awards paid under the MIP or discretionary cash bonuses; and
•Long-term gains in stockholder value: rewarded primarily through equity grants under our Heska Corporation Stock Incentive Plan (“SIP”).

Why Does Heska Choose to Pay Each Element of Executive Compensation?
Base Salary. Base salaries are set on an annual basis (or in connection with new hires or changes in role) and are designed to reflect competitive market salaries for each position, as well as the Named Executive Officer’s responsibilities, experience and job performance. They are also used in determining bonus targets under our MIP as discussed below.

Short-term Performance-based Incentive Compensation. This form of compensation is based on the achievement of predetermined financial, project, research or other designated objectives. This form of compensation is paid to reward short-term or annual performance and encourage Executive Officers to optimize immediate opportunities and mitigate near-term risk. In recent years, the MIP has been offered to Executive Officers and other managers to provide a near-term performance-based incentive.

Long-term Equity Compensation. This form of compensation is designed to encourage the achievement of superior financial results over an extended period of time and align the interests of stockholders and Executive Officers. Equity grants are usually in the form of time-based awards that help to encourage retention and performance-based awards tied to specific long-term financial, stock market or project based metrics that vest only upon achievement of defined metrics. With ultimate value realized tied directly to our stock price, they are intended to ensure that Executive Officers make thoughtful decisions about the Company's future and long-term prospects.

Other Benefits, Compensation or Arrangements. Other than broad-based programs open to all full-time employees, such as participation in our 401(k) program if over the age of 21 and employee stock purchase plan, our Executive Officers do not generally receive any other special perquisites or benefits, other than an Executive Health Program that encourages an annual preventative health screening evaluation. However, an Executive Officer's extraordinary performance or participation in an unanticipated endeavor may occasionally be compensated with additional cash bonuses or benefits.

Determination of Compensation Elements

In establishing the compensation of our Executive Officers, the Compensation Committee reviews the nature and scope of each Executive Officer's responsibilities as well as his or her effectiveness in his or her role and in supporting the Company's long-term goals. Heska's Board of Directors (the "Board") formally evaluates the Chief Executive Officer (the "CEO"). With regard to our other Executive Officers, our CEO communicates his view of their performance to the Compensation Committee and makes recommendations regarding salary, short-term incentive-based performance compensation and long-term compensation grants for the Compensation Committee's consideration. The Compensation Committee ultimately exercises its judgment with regard to Executive Officer compensation. The Company has a review system it uses to evaluate its employees, including Executive Officers, which the CEO may consider, along with other information as the CEO and the Compensation Committee may deem appropriate. In the past several years, the Chief Administrative Officer and Corporate Secretary responsible for Human Resources has compiled and/or presented data discussed below for the Compensation Committee's consideration when setting compensation.

The Compensation Committee has historically endeavored to set overall target compensation near the mid-point of the range for similar positions at the companies in the comparison group it reviews. The Compensation Committee also reviews the relative mix of compensation paid by these companies as a guideline. Nevertheless, the Compensation Committee reviews all relevant information and makes a case-by-case determination relying on its collective judgment and experience when determining overall compensation form and values for each Executive Officer.

The Compensation Committee engaged Korn Ferry, an independent outside compensation consultant in 2020 regarding Executive Compensation matters. The Compensation Committee viewed Korn Ferry as an advisor only, and the Compensation Committee retained the discretion to implement or not implement Korn

Ferry’s suggestions. Other than services related to director compensation and executive compensation, Korn Ferry did not provide any other services to the Company.

The Compensation Committee considers compensation data from companies in medical, biotechnology and general industry groups that have similar revenues, veterinary focus and/or are in a similar stage of development to Heska. In 2019, the Compensation Committee, with the assistance of Korn Ferry, completed a thorough review of the compensation data for the following companies as part of its review of executive compensation:

•Alphatec Holdings
•AtriCure
•Cardiovascular Systems
•CryoLife Mackin
•Cutera Reinstein
•Glaukos Corp.
•IntriCon Corp.
•LeMaitre Vascular
•Meridian Bioscience
•Natus Medical
•OraSure Technologies
•Orthofix Medical
•PetIQ
•Surmodics
•Trupanion (collectively, the “Comparable Companies”).

In 2020, the Compensation Committee affirmed that the Comparable Companies continue to be an appropriate peer group for its 2020 compensation decisions.

Base Salary

The Compensation Committee reviews each Named Executive Officer’s base salary annually or otherwise on an ‘as-needed’ basis. When reviewing base salaries, the Compensation Committee considers compensation data from the Comparable Companies. Consideration is also given to prior performance, relevant experience, level of responsibility, and skills and abilities of each Named Executive Officer. Similar positions are grouped to ensure both internal and external pay equity. Base salary levels for our Named Executive Officers, other than Mr. Wilson our CEO, changed in April of 2020 as a result of promotions and an expansion of primary responsibilities. Ms. Grassman, in connection with her expanded international duties as Chief Financial Officer, received an increase in base salary from $290,000 to $325,000. Mr. Eyl was promoted to Executive Vice President, Chief Commercial Officer, and President, scil animal care company, resulting in an increase of his base salary from $300,000 to $350,000. As a result of her expanded international duties as Chief Operating Officer, Dr. Wisnewski’s base salary was increased from $300,000 to $325,000. Ms. Baker, in connection with her promotion to Executive Vice President, Managing Director and Chief Operating Officer, scil animal care company, received an increase from $210,000 to $300,000.

Named Executive Officer	Annual Base Salary (as of 12/31/2020)
Kevin S. Wilson	$600,000
Catherine I. Grassman	$325,000
Steven M. Eyl	$350,000
Nancy Wisnewski, Ph.D.	$325,000
Eleanor F. Baker	$300,000

Management Incentive Plan & Discretionary Bonuses

Each year the Compensation Committee determines whether to implement an MIP. For any given year, a MIP may be implemented by the Compensation Committee approving four parameters: (1) the Category Percentages - the percent of salary, based on job category, that determines an individual's targeted bonus compensation, (2) the Plan Allocation - a guideline in determining the MIP Payout to an individual, such as the relative weighting of company-wide and individual performance metrics, (3) the Key Parameters on which the MIP Payouts are to be based and (4) the Payout Structure by which MIP funding is accrued. Our CEO will generally make recommendations to the Compensation Committee regarding MIP Payouts for non-Executive Officer MIP Plan participants; however, all awards for Executive Officers, including the CEO, under the MIP Plan are at the discretion of the Compensation Committee.

After reviewing the Company’s expected 2020 performance and discussing the impact of the Company’s 2020 strategic initiatives on a potential MIP, the Compensation Committee approved a 2020 MIP as part of the annual budget process in February of 2020. In May, 2020, the Committee considered the uncertain impact of the government mandated commercial lockdowns due to the COVID-19 pandemic on the Company’s North American and European operations and the expected depression on near-term profitability efforts. The Committee additionally reviewed independent approaches to executive compensation taken by industry and non-industry counterparts to evaluate various response efforts. In consideration of these factors and their uncertain effect on the Company’s strategic and financial performance, the Committee, the Company’s CEO and the other Named Executive Officer’s mutually and voluntarily agreed that the Named Executive Officers would be excluded from MIP participation for the year. At this time, MIP eligibility was restricted to employees at the Director and Vice President level with targeted payouts at 20% of base salary.

For 2020, the Key Parameters to be met in fiscal year 2020, and applicable weightings for each, were as follows:

Key Parameter	Weighting
Revenue	50%
Adjusted EBITDA (Excludes interest, taxes, depreciation and amortization, stock-based compensation, acquisition and other one-time costs)	50%

The Compensation Committee established the following threshold, target and maximum levels of performance that would result in the corresponding MIP payout for each Key Parameter. These goals were set in May of 2020 and aligned to the Company’s targeted financial goals after considering the global uncertain economic environment in light of the COVID-19 pandemic and resulting contraction of economic activity as well as anticipated revenues attributable to the newly acquired scil animal care company, which was acquired on April 1, 2020. As a result of the Company’s 2020 financial performance, including record fourth quarter and 2020 annual revenue growth, final MIP payouts exceeded the maximum performance objectives for both Key Parameters, as outlined below.

Key Parameter	Threshold	Target	Maximum	Actual
Revenue	$175,000K	$180,000K	$190,000K	$197,323K
Adjusted EBITDA (Excludes interest, taxes, depreciation and amortization, stock-based compensation, acquisition and other one-time costs)	5.0%	6.0%	8.0%	11.3%

In December, 2020, the Compensation Committee reviewed the Company’s financial and operational performance for the year. Despite government mandated commercial restrictions and the resulting economic decline in both North America and Europe, the Committee considered the Company’s above-maximum performance on both Key Parameters and the CEO and other Named Executive Officer’s implementation of swift operational changes in responding to the pandemic. In particular, despite the challenged posed by the pandemic, 2020 subscriptions increased 25%, outpacing the Company’s expectations; North American sales rose 13.6% at 46.5% gross margin for the full year (an increase of 120 bps compared to 2019); and key projects, including Element AIM, Element RCX, Element RC3X, Element i+, and Element COAG+, all advanced in line with the Company’s communicated schedules. The Company’s market capitalization increased by 83.35% from $751,052,700 to $1,377,087,400 from year-end 2019 to 2020 and its 1-year total stockholder return was 51.8% over the same time period.

In December of 2020, after discussing the Company’s very strong performance for the year, and the direct impact of the Named Executive Officers’ actions on such performance, the Committee amended the 2020 MIP to include the CEO and other Named Executive Officers as eligible MIP participants. The Committee further decided to reward the CEO and Named Executive Officers for their direct contributions to record revenues, better than expected Adjusted EBITDA results, successful integration of European acquisitions and responsible management of the Company’s pandemic response. In determining each Named Executive Officer’s specific MIP payouts, the Committee also reviewed executive compensation data provided by its independent Compensation Consultant, Korn Ferry, which compared short term incentive programs within the Company’s Peer Group, targeting the median (50th) percentile of similarly situated executives.

Final MIP payouts to each Named Executive Officer were intended to reward these executives for their contributions to the significant value created by the Company over the past year, and were approved as follows:

Named Executive Officer	MIP Payout
Kevin S. Wilson	$500,000
Catherine I. Grassman	$145,000
Steven M. Eyl	$175,000
Nancy Wisnewski, Ph.D.	$145,000
Eleanor F. Baker	$120,000

In addition to these annual MIP payouts, Ms. Grassman and Ms. Baker each received a one-time, discretionary cash bonus of $75,000 in connection with their significant efforts in completing the Company’s acquisition of scil animal care company.

Long-Term Equity Compensation

The Compensation Committee is responsible for determining the size and terms of long-term equity compensation granted to Executive Officers, taking into account such factors as individual and Company performance and practices of Comparable Companies. In lieu of annual long-term compensation grants, the Compensation Committee instead focuses on a more targeted approach of less frequent, but larger grants of long-term compensation awards to the Executive Officers. The Committee gives an overweight emphasis in its compensation mix to performance-based long-term equity compensation in order to encourage long-term value creation and maximize stockholder return. Long-term equity compensation is primarily tied to the Company’s achievement of specific financial performance targets such as revenue, gross margin and EBITDA as well as market-based targets such as stock price appreciation and market outperformance.

2020 Executive Officer Grants

In April of 2020 (and for Mr. Eyl’s restricted stock, in May of 2020), the Committee made equity grants to each of the Company’s Named Executive Officers using a combination of time-based options, performance-based stock options and performance-based restricted stock. The stock options have a 10-year term and were set with an exercise price of $60.94 per share, the closing price of our common stock on the date of grant. The stock options will provide a return to the Named Executive Officer only to the extent that they vest and Heska’s stock price appreciates over the option term.

In connection with her expanded international duties as Chief Financial Officer, the Committee approved grants of 45,000 stock options to Ms. Grassman, as described in the table below.

Ms. Grassman 2020 Grants	# of Shares	Vesting Schedule
Stock Options	10,000	50% on each of Dec. 31, 2021 and Dec. 31, 2022
Stock Options	35,000
10,000 vests on achievement of designated consolidated revenue targets, 10,000 vests on attainment of specified full-year gross margin targets, 7,500 vests on attainment of designated Rest of World EBITDA targets, and 7,500 vests upon attainment of consolidated EBITDA targets, in each case by Dec. 31, 2023

In connection with his promotion to Executive Vice President, Chief Commercial Officer, and President, scil animal care company, the Committee approved grants covering 70,000 shares, divided between options and restricted stock to Mr. Eyl, as described in the table below.

Mr. Eyl 2020 Grants	# of Shares	Vesting Schedule
Stock Options	30,000	50% on each of Dec. 31, 2021 and Dec. 31, 2022
Stock Options	20,000	Vests on attainment of designated revenue targets by Dec. 31, 2023
Restricted Stock	20,000
10,000 shares vest on attainment of designated Rest of World EBITDA targets, 5,000 shares vest on attainment of specified full-year gross margin targets, and
5,000 shares vest upon attainment of consolidated EBITDA targets, in each case, by Dec. 31, 2023

In connection with her expanded international duties as Chief Operating Officer, the Committee approved grants covering 45,000 shares to Dr. Wisnewski in the form of stock options, as described in the table below.

Dr. Wisnewski 2020 Grants	# of Shares	Vesting Schedule
Stock Options	5,000	100% on Dec. 31, 2021
Stock Options	40,000	Achievement of project and product-based targets by Dec. 31, 2023

In connection with her promotion to Executive Vice President, Managing Director and Chief Operating Officer, scil animal care company, the Committee approved grants covering 45,000 shares to Ms. Baker in the form of stock options, as described in the table below.

Ms. Baker 2020 Grants	# of Shares	Vesting Schedule
Stock Options	10,000	50% on each of Dec. 31, 2021 and Dec. 31, 2022
Stock Options	35,000
10,000 shares vest on attainment of consolidated revenue targets,
10,000 shares vest on attainment of consolidated gross margin targets, and
15,000 shares vest designated Rest of World EBITDA targets, in each case, by Dec. 31, 2023

Each of the revenue, gross margin, EBITDA performance objectives and project-based vesting applicable to these stock option and restricted stock awards were set at levels that would require significant year-over-year growth and, while achievable, would require substantial effort on behalf of the Named Executive Officers to attain.

Following a review of his performance for the year, including the specific achievements detailed above under “Management Incentive Plan & Discretionary Bonuses,” on December 31, 2020, the Compensation Committee approved a grant of $600,000 in fully vested common shares to Mr. Wilson. Such shares are subject to a minimum twenty-four (24) month holding period, during which Mr. Wilson is restricted from the sale or transfer of the awarded shares. This share grant further aligns Mr. Wilson’s interests directly with those of our stockholders. This grant was intended to compensate Mr. Wilson for his exceptional individual performance in 2020, including leading the Company to record revenue through the successful negotiation and closing of several European acquisitions, strengthening supplier relationships and resulting product rationalization and accessing capital markets to complete a $125,000,000 Preferred Equity capital raise, which efforts and achievements resulted in strong stockholder value creation.

We believe that these equity awards help both to retain qualified employees and to motivate them to achieve long-term increases in stock value and focus on long-term financial and other goals that create value for our stockholders, providing continuing benefits to the Company and its stockholders beyond those in the year of grant.

Other Benefits, Compensation or Arrangements

Our Named Executive Officers receive matching contributions under our 401(k) plan on the same basis as other employees who participate. Additionally, our Named Executive Officers participate in life insurance and short term disability programs for which the Company pays the premiums and which are open to all full-time employees, a supplemental long-term disability benefit program, which provides additional coverage to director-level employees of the Company, including the Named Executive Officers, as well as an Executive Health Program that provides health screening and assessment focused on promoting the well-being of the Executive Team.

In summary, the Compensation Committee endeavors to find the proper level and balance of base salary, performance-based incentive compensation, long-term equity incentive compensation and other forms of compensation.

Clawback Policies

We maintain an incentive recoupment and clawback policy that allows us to recover any amounts paid or shares granted under our incentive programs. We include these provisions in our Heska Corporation Stock Incentive Plan, equity grant agreements and various employment agreements. Under the terms of these agreements, we will be entitled to recover any common shares acquired under vested or exercised equity awards or the economic value of previously sold common shares from such awards.

Employment Agreements

March 2018 Wilson Employment Agreement

On March 7, 2018, the Company entered into an employment agreement with Mr. Wilson, the Company's Chief Executive Officer and President. Under the employment agreement, Mr. Wilson's employment term is to expire on December 31, 2021, and he is to continue to serve as the Company's Chief Executive Officer and President at an annual base salary of $600,000. The Board also agreed to nominate Mr. Wilson for election to the Board at each stockholder meeting when Mr. Wilson is up for election during the term of the agreement, including at our 2021 Annual Meeting. Mr. Wilson is eligible to participate in the Company's MIP, or such other bonus programs as established by the Compensation Committee, at a target bonus of no less than 20% of his base salary then in effect.

Mr. Wilson is to devote all of his business efforts and time as well as other such attention, skills, time and business efforts to the Company as are necessary to responsibly act as Chief Executive Officer and President; provided, however, that Mr. Wilson may perform part-time management activities for Cuattro, LLC, Cuattro Software, LLC, and Cuattro Medical, LLC, as long as such services do not adversely affect his obligations to the Company. Under the agreement, Mr. Wilson is also eligible to participate in the benefit programs, such as the Company's 401(k) plan, generally available to the Executive Officers.

Should Mr. Wilson resign for good reason or be terminated without cause (other than in connection with a change of control) or be terminated due to Mr. Wilson's death or disability, (i) he is entitled to a payment of an amount equal to 12 months of base salary and subsidized COBRA continuation benefits for 12 months, and (ii) all vesting of outstanding equity awards will terminate immediately, provided that if his employment is terminated (A) at least one year following a grant date due to death or disability, any remaining unvested equity awards will vest, and (B) if within one year after any such termination without cause or for good reason the Company achieves one or more of the performance criteria for vesting, then any equity awards that would otherwise have vested by virtue of the achievement shall be deemed to vest on the applicable vesting date as if such employment had not terminated. Should Mr. Wilson resign for good reason or be terminated without cause in connection with a change of control of the Company, he is entitled to (i) a payment of an amount equal to 12 months of base salary and subsidized COBRA continuation benefits for 12 months, and (ii) the vesting of all then unvested equity awards. The shares of common stock subject to 2018 performance-based performance share and stock option awards issued pursuant to Mr. Wilson’s employment agreement are also subject to a three year claw back by the Company after vesting in the event of a financial statement restatement. The agreement also provides for a 12-month noncompetition and non-solicitation period following termination of employment and a “net best after tax” 280G provision pursuant to which Mr. Wilson will be entitled to either all payments and benefits in connection with a change in control or such reduced amount as would not trigger an excise tax under Section 4999 of the Code, whichever produces the best after tax result for Mr. Wilson.

Employment Agreements with other Named Executive Officers

Each of our other Named Executive Officers are also party to employment agreements. The employment agreements generally provide for the executive’s annual base salary, MIP participation, and benefits eligibility. These employment agreements also provide for severance payments and benefits under certain termination scenarios. The Compensation Committee has concluded that the payments and benefits set forth in these employment agreements are standard and consistent with the payments and benefits provided to executives at other Comparable Companies. These employment agreements are intended to provide the Named Executive Officers with protections appropriate for their positions and in line with those received by comparable executives at companies similar to Heska. Periodically, we review these agreements versus market benchmarks.

In connection with his promotion to Executive Vice President, Chief Commercial Officer, and President, scil animal care company, the Company agreed to a new employment agreement with Mr. Eyl on April 16, 2020. Under the employment agreement, as amended, Mr. Eyl's employment term is twelve months from April 16, 2020, with automatic one year extensions after the original expiration date in the absence of notice to the contrary at least 120 days prior to expiration. The agreement further provides that Mr. Eyl will receive an initial annual base salary of $350,000 and is eligible to participate in the Company's MIP. Under the agreement, he is also eligible to participate in the benefits offered to other executives of the Company. Should Mr. Eyl’s employment be terminated without cause or good reason (other than in connection with a change of control) or be terminated due to Mr. Eyl’s death or disability, he is entitled to a payment of an amount equal to six months of base salary and subsidized COBRA continuation benefits for six months. Should Mr. Eyl for good reason or be terminated without cause within three months prior to or 18 months following a change of control of the Company, he is entitled to a payment of an amount equal to 12 months of base salary and subsidized COBRA continuation benefits for 12 months. The agreement also provides for a six-month noncompetition period and a 12-month non-solicitation period following termination of employment and a “net best after tax” 280G provision.

In connection with her promotion to Executive Vice President, Managing Director and Chief Operating Officer, scil animal care company, the Company agreed to a new employment agreement with Ms. Baker on April 9, 2020. Under the employment agreement, Ms. Baker's employment term is twelve months from April 9, 2020, with automatic one year extensions after the original expiration date in the absence of notice to the contrary at least 120 days prior to expiration. The agreement further provides that Ms. Baker will receive an initial annual base salary of $300,000 and is eligible to participate in the Company's MIP. Under the agreement, she is also eligible to participate in the benefits offered to other executives of the Company. Should Ms. Baker’s employment be terminated without cause or good reason (other than in connection with a change of control) or be terminated due to Ms. Baker’s death or disability, she is entitled to a payment of an amount equal to six months of base salary and subsidized COBRA continuation benefits for six months, as well as reasonable out-of-pocket relocation expenses if Ms. Baker is employed outside of the United States at the time of such termination. Should Ms. Baker for good reason or be terminated without cause within three months prior to or 18 months following a change of control of the Company, she is entitled to a payment of an amount equal to 12 months of base salary and subsidized COBRA continuation benefits for 12 months, as well as reasonable out-of-pocket relocation expenses if Ms. Baker is employed outside of the United States at the time of such termination. The agreement also provides for a six-month noncompetition period and a 12-month non-solicitation period following termination of employment and a “net best after tax” 280G provision.

Compensation and Risk

The Compensation Committee has assessed our employee compensation programs and does not believe our compensation policies for our Executive Officers, our sales force or our other employees are reasonably likely to have a material adverse effect on our Company. We generally pay our sales force commissions based on sales volume and other targets, which we believe is typical in our industry.

Compensation Tax Deductibility

The Compensation Committee is also sensitive to, and tries to optimize, tax implications. This includes the impact of federal tax laws on our compensation programs, including the deductibility of compensation paid to the Named Executive Officers, as limited by Section 162(m) of the Code. Under this Code section, compensation paid to certain covered employees in excess of $1.0 million is generally not deductible unless it qualifies for certain transition relief applicable for compensation paid pursuant to a written binding contract that was in effect as of November 2, 2017. However, even compensation originally intended to satisfy the requirements for exemption from Section 162(m) may not be fully deductible.

Executive Officer Stock Ownership Guidelines

    Effective December 19, 2018, following the recommendation of our Corporate Governance Committee, our Board voted to adopt Stock Ownership Guidelines for Executive Officers. Under the guidelines, Chief Executive Officer is to hold a number of shares of common stock at least equal in value to 5x the Officer's Base Salary. Under the guidelines, the other Executive Officers are to hold a number of shares of common stock at least equal in value to 1.5x their Base Salary. Officers have three years from the later date of (i) their respective hire dates and (ii) December 19, 2018 to achieve these ownership guidelines. Until an officer achieves the target guideline, he or she is expected to retain 50% of the net shares received upon exercise, vesting or earn-out from awards under our equity incentive plans.

For purposes of Heska’s stock ownership guidelines, an Executive Officer’s stock ownership includes all shares of Heska’s common stock owned outright by the Executive Officer, shares owned jointly by Executive Officer and his or her spouse and any shares held in trust for the benefit of the Executive Officer and/or his or her family members. Shares of unvested restricted common stock count toward compliance but other unvested awards and shares underlying unexercised options do not. Compliance with these guidelines will be determined periodically by the Compensation Committee.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Sharon J. Larson, Chair
Mark F. Furlong
Scott W. Humphrey
Robert L. Antin
Bonnie J. Trowbridge

March 25, 2021

Historical and Summary Compensation Tables

    The following table sets forth compensation for services rendered in all capacities to us during 2018, 2019 and 2020 by Kevin S. Wilson, who served as our Chief Executive Officer throughout 2020, Catherine I. Grassman, who served as our Chief Financial Officer throughout 2020 and our three other most highly compensated Executive Officers for the fiscal year ended December 31, 2020 (the "Named Executive Officers"). The following table represents compensation recognized for financial reporting purposes for each of the Named Executive Officers in a given year. The "Stock Awards" column lists the cost of restricted stock granted to each of the Named Executive Officers recognized for financial reporting purposes. The "Option Awards" column lists the cost of options granted to each of the Named Executive Officers recognized for financial reporting purposes. In general, restricted stock and stock options are valued at the time of grant with the corresponding cost amortized ratably over the corresponding vesting period. Because we do not grant equity awards on an annual basis, we believe that this table more accurately reflects how the Compensation Committee views total compensation for each Named Executive Officer when making determinations about individual compensation decisions. This Historical Compensation Table is not a substitute for the required disclosures included in the Summary Compensation Table set forth following this Historical Compensation Table.
Historical Compensation Table

Name and Principal Position		Salary ($) (1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	All Other Compensation ($) (5)	Total ($)
Kevin S. Wilson Chief Executive Officer and President	2020 2019 2018	600,000 600,000 600,000	500,000 — —	2,047,485 429,930 1,105,772	267,391 266,660 218,442	11,239 9,296 8,840	3,426,115 1,305,886 1,933,054
Catherine I. Grassman (10) Executive Vice President, Chief Financial Officer	2020 2019 2018	314,792 256,767 210,000	220,000 — —	242,660 139,584 56,565	431,306 216,049 72,814	9,743 9,743 8,444	1,218,500 622,143 347,823
Steven M. Eyl (8) Executive Vice President, Chief Commercial Officer and President, scil animal care company	2020 2019 2018	335,417 300,000 300,000	175,000 — —	641,262 161,527 134,606	625,258 319,435 303,548	10,920 10,341 9,648	1,787,857 791,303 747,802
Nancy Wisnewski Ph.D. (9) Executive Vice President, Chief Operating Officer	2020 2019 2018	317,708 300,000 300,000	145,000 — —	401,754 161,527 152,835	430,069 286,522 268,073	11,595 11,216 9,891	1,306,127 759,265 730,798
Eleanor F. Baker (7) Executive Vice President, Managing Director and Chief Operating Officer, scil animal care company	2020	273,750	195,000	198,630	347,646	49,778	1,064,804

    The following table sets forth compensation for services rendered in all capacities to us during 2018, 2019 and 2020 by the Named Executive Officers for the fiscal year ended December 31, 2020 in accordance with the requirements under Item 402(c) of Regulation S-K. The following table contains the same information as above with the exception of the columns entitled "Stock Awards" and "Option Awards." "Stock Awards" in the following table represent the grant date fair value for all stock grants for a given individual in a given year rather than the cost of stock grants for such individual recognized in such year for financial reporting purposes. "Option Awards" in the following table represent the grant date option value for all stock options granted to a given individual in a given year rather than the cost of stock option grants for such individual recognized in such year for financial reporting purposes.

Summary Compensation Table

Name and Principal Position		Salary ($) (1)	Bonus ($)(2)	Stock Awards ($)(4)	Option Awards ($)(4)	All Other Compensation ($) (5)	Total ($)
Kevin S. Wilson Chief Executive Officer and President	2020 2019 2018	600,000 600,000 600,000	500,000 — —	599,932 — 3,344,700	— — 800,712	11,239 9,296 8,840	1,711,172 609,296 4,754,252
Catherine I. Grassman (9) Executive Vice President, Chief Financial Officer	2020 2019 2018	314,792 256,767 210,000	220,000 — —	— 946,366 678,154	1,130,438 255,313 266,904	9,743 9,743 8,444	1,674,972 1,468,189 1,163,502
Steven M. Eyl (7) Executive Vice President, Chief Commercial Officer and President, scil animal care company	2020 2019 2018	335,417 300,000 300,000	175,000 — —	1,394,600 — 1,614,711	1,256,114 — 533,808	10,920 10,341 9,648	3,172,051 310,341 2,458,166
Nancy Wisnewski Ph.D. (8) Executive Vice President, Chief Operating Officer	2020 2019 2018	317,708 300,000 300,000	145,000 — —	— — 1,614,711	1,130,419 — 533,808	11,595 11,216 9,891	1,604,723 311,216 2,458,410
Eleanor F. Baker (6) Executive Vice President, Managing Director and Chief Operating Officer, scil animal care company	2020	273,750	195,000	—	1,130,438	49,778	1,648,966

(1)Salary includes amounts, if any, deferred pursuant to our 401(k) plan.
(2)Amounts earned pursuant to cash payouts under our MIP. Amounts indicated are for the year in which compensation was earned. For Ms. Grassman and Ms. Baker, this amount also includes a $75,000 discretionary bonus paid in connection with the Company’s acquisition of scil animal care company.
(3)Represents cost recognized in each year for financial reporting purposes, based on estimates determined under Accounting Standards Codification (ASC) Topic 718.
(4)Grant date fair value of option awards and stock awards with market conditions are based on valuation techniques required by (ASC) Topic 718. The option valuation used for accounting and/or financial reporting purposes does not necessarily represent the value any individual recipient would place on an option award. A more detailed description of our option valuation techniques and assumptions can be found in our 2020 Form 10-K in our Note 12 "Capital Stock" of the Notes to Consolidated Financial Statements.
(5)Includes life insurance premiums, short-term and long-term disability premiums and 401(k) matching contributions made by the Company. For Ms. Baker, this amount also includes a $40,000 cash relocation allowance paid in connection with her move to Germany.
(6)Ms. Baker served as our Vice President, General Counsel from November 2017 to April 2020 and as our Executive Vice President, Managing Director and Chief Operating Officer, scil animal care company thereafter.
(7)Mr. Eyl served as our Executive Vice President, Commercial Operations from May 2013 to September 28, 2016, as our Executive Vice President, Global Sales and Marketing from September 28, 2016 to April 2020, and as our Executive Vice President, Chief Commercial Officer and President, scil animal care company thereafter.
(8)Dr. Wisnewski served as our Executive Vice President, Product Development and Customer Service from April 2011 to September 28, 2016, as our Executive Vice President, Diagnostic Operations and Product Development from September 28, 2016 to August 29, 2019 and as our Executive Vice President, Chief Operating Officer thereafter.
(9)Ms. Grassman served as our Director, Corporate Controller from January 30, 2017 to November 30, 2017, as our Vice President, Chief Accounting Officer and Controller from November 30, 2017 to May 6, 2019 and as our Executive Vice President, Chief Financial Officer thereafter.

Grants of Plan-Based Awards in Last Fiscal Year
The following table shows all grants of options to acquire shares of our common stock granted in the fiscal year ended December 31, 2020 to the Named Executive Officers.
Grants of Plan-Based Awards

		Estimated Future Payouts Under Equity Incentive Plan Awards (1)
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (1)
Kevin S. Wilson	12/31/2020 (2)	—	—	—	4,119	—	0.00	599,932
Catherine I. Grassman	4/16/2020 (7)	—	35,000	—	—	10,000	60.94	1,130,438
Steven M. Eyl	4/16/2020 (4)	—	20,000	—	—	30,000	60.94	1,256,114
	5/5/2020 (5)	—	20,000	—	—	—	0.00	1,394,600
Nancy Wisnewski, Ph.D.	4/16/2020 (6)	—	5,000	—	—	40,000	60.94	1,130,438
Eleanor F. Baker	4/16/2020 (3)	—	—	—	—	45,000	60.94	1,130,438
(1)Reflects number of restricted stock awards or options that will vest upon attainment of designated performance objectives as described further under” Long-Term Equity Incentive Compensation”. If such objectives are not attained by December 31, 2023, the awards will be forfeited.
(2)Reflects grant of fully vested, unrestricted common shares.
(3)Reflects performance-based stock options, 10,000 of which vests on achievement of designated consolidated revenue targets, 10,000 of which vests upon attainment of specified full-year gross margin targets, 7,500 of which vests on attainment of designated international segment EBITDA ("ROW EBITDA") targets, and 7,500 of which vests upon attainment of consolidated EBITDA targets, in each case by Dec. 31, 2023 and subject to the Named Executive Officer’s continued employment.
(4)Reflects performance-based stock options which vest on attainment of designated revenue targets by Dec. 31, 2023 subject to the Named Executive Officer’s continued employment.
(5)Reflects performance-based restricted stock, 50% of which vests on attainment of designated ROW EBITDA targets, 25% of which vests on attainment of specified full-year gross margin targets, and 25% of which vests upon attainment of consolidated EBITDA targets, in each case, by Dec. 31, 2023 and subject to the Named Executive Officer’s continued employment.
(6)Reflects performance-based stock options, which vest based on achievement of project and product-based targets by December 31, 2023, and time-based stock options, which vest in full on December 31, 2021, in each case, subject to the Named Executive Officer’s continued employment.
(7)Reflects performance-based stock options, 10,000 of which vests on achievement of designated consolidated revenue targets, 10,000 of which vests upon attainment of specified full-year gross margin targets, and 15,000 of which vests on attainment of designated ROW EBITDA, in each case by Dec. 31, 2023 and subject to the Named Executive Officer’s continued employment.

Outstanding Equity Awards at Fiscal Year-End
The following table shows unexercised stock options and stock awards held at the end of fiscal year ended December 31, 2020 by the Executive Officers named in the Summary Compensation Table.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date (2)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (19)
Kevin S. Wilson	11,000	—	—	8.35	2/23/2023	—	—	28,125 (5)	4,096,406
	25,000	—	—	7.36	11/20/2023	—	—	5,625 (6)	819,281
	20,000	10,000 (3)	—	69.77	3/6/2028	—	—	5,000 (7)	728,250
	—	—	—	—	—	—	—	33,000 (8)	4,806,450
Catherine I. Grassman	6,667	3,333 (3)	—	69.77	3/6/2028	—	—	1,313 (9)	191,238
	6,667	3,333 (4)	—	70.10	5/31/2029	—	—	3,849 (8)	560,607
	—	10,000 (20)	—	60.94	4/15/2030	—	—	3,280 (10)	477,732
	—	—	35,000 (21)	60.94	4/15/2030	—	—	—	—
	—	—	—	—	—	—	—	584 (7)	85,060
	—	—	—	—	—	1,813 (12)	264,063	906 (13)	131,959
	—	—	—	—	—	—	—	805 (11)	117,248
	—	—	—	—	—	—	—	5,317 (8)	774,421
	—	—	—	—	—	—	—	4,531(10)	659,940
Steven M. Eyl	9,063	—	—	72.85	12/28/2026	—	—	3,125 (9)	455,156
	4,959	—	—	39.76	12/28/2025	—	—	9,165 (8)	1,334,882
	1,146	—	—	18.13	12/30/2024	—	—	7,813 (10)	1,137,963
	13,333	6,667 (3)	—	69.77	3/6/2028	—	—	—	—
	—	30,000 (20)	—	60.94	4/15/2030	—	—	1,389 (7)	202,308
	—	—	20,000 (22)	60.94	4/15/2030	—	—	5,000 (14)	728,250
	—	—	—	—	—	—	—	5,000 (15)	728,250
	—	—	—	—	—	—	—	10,000 (16)	1,456,500
Nancy Wisnewski, Ph.D.	11,400	—	—	72.85	12/28/2026	—	—	3,125 (9)	455,156
	11,000	—	—	39.76	12/28/2025	—	—	9,165 (8)	1,334,882
	11,000	—	—	18.13	12/30/2024	—	—	7,813 (10)	1,137,963
	18,000	—	—	7.36	11/20/2023	—	—	—	—
	10,000	—	—	8.55	12/18/2022	—	—	1,389 (7)	202,308
	10,000	—	—	6.90	12/11/2021	—	—	—	—
	7,500	—	—	6.76	5/1/2021	—	—	—	—
	13,333	6,667 (3)	—	69.77	3/6/2028	—	—	—	—
	—	5,000 (23)	—	60.94	4/15/2030	—	—	—	—
	—	—	40,000 (24)	60.94	4/15/2030	—	—	—	—
Eleanor F. Baker	812	688	—	98.95	10/23/2028	—	—	2,250 (17)	327,713
	4,000	8,000 (3)	—	71.84	9/23/2029	—	—	3,750 (10)	546,188
	—	10,000 (20)	—	60.94	4/15/2030	—	—	4,400 (8)	640,860
	—	—	35,000 (25)	60.94	4/15/2030	—	—	—	—
	—	—	—	—	—	—	—	666 (18)	97,003

(1)Unless otherwise noted, all unexercisable options reported in this column are to vest and become exercisable in equal monthly amounts until the final monthly vesting date, when all options will be vested and exercisable, which is to occur one day following the day six years prior to the listed option expiration date.
(2)Options are subject to earlier termination in certain events related to termination of service.
(3)To vest in three equal annual tranches, the last of which is to occur one day following the day seven years prior to the listed option expiration date.
(4)To vest on March 7, 2021.
(5)To vest in three equal tranches upon the Company achieving fiscal year Operating Income results of $25 million, $30 million and $35 million and which may vest no sooner than the later of: (i) the date occurring in calendar year 2022 that the Company’s independent registered public accountants issue their financial report for the preceding fiscal year and (ii) the date the Company’s independent registered public accountants issue their financial report for the preceding fiscal year in which the proposed vesting result has been achieved, subject to other vesting provisions in the related restricted stock grant agreement.
(6)To vest upon the Company’s stock price achieving a trailing 20-day average price of $150, subject to other vesting provisions in the related restricted stock grant agreement.

(7)To vest if the Company’s stock price outperforms the S&P 500 index for the period from March 7, 2018 to March 7, 2022, subject to other vesting provisions in the related restricted stock grant agreement.
(8)To vest in four equal tranches upon the Company achieving fiscal year Revenue results of $170 million, $200 million, $230 million and $260 million and which is to vest no sooner than the later of (i) the Reporting Date in 2022 with the exception of the $200 million revenue target, which may vest on the Reporting Date in 2021 and (ii) the date the Company’s independent registered public accountants issue their financial report for the preceding fiscal year in which the proposed vesting result has been achieved, subject to other vesting provisions in the related restricted stock grant agreement.
(9)Represents shares for which the market-based performance condition has been met and are to vest on March 7, 2021.
(10)To vest in three equal tranches upon the Company achieving fiscal year Operating Income results of $25 million, $30 million and $35 million and which is to vest on the date the Company’s independent registered public accountants issue their financial report for the preceding fiscal year in which the proposed vesting result has been achieved, subject to other vesting provisions in the related restricted stock grant agreement.
(11)To vest if the Company’s stock price outperforms the S&P 500 index for the period from June 1, 2019 to June 1, 2022. All shares subject to other vesting provisions in the related restricted stock grant agreement.
(12)Represents 1,813 shares that time vest, 907 shares of which are to vest on June 1, 2021 and 906 shares of which are to vest on June 1, 2022, subject to other vesting provisions in the related restricted stock grant agreement.
(13)Represents 906 shares that will vest upon the Company's stock price achieving a trailing 20-day average price of $131.00, subject to other vesting provisions in the related restricted stock grant agreement.
(14)To vest in two equal tranches upon the Company achieving fiscal year Gross Margin results of 45% and 47%, which may vest no sooner than the later of: (i) the date occurring in calendar year 2021 that the Company’s independent registered public accountants issue their financial report for the preceding fiscal year, (ii) the date the Company’s independent registered public accountants issue their financial report for the preceding fiscal year in which the proposed vesting result has been achieved, and (iii) April 16, 2021, subject to other vesting provisions in the related restricted stock grant agreement.
(15)To vest in two equal tranches upon the Company achieving fiscal year EBITDA results of $15.0MM USD and $20.0MM USD, which may vest no sooner than the later of: (i) the date occurring in calendar year 2021 that the Company’s independent registered public accountants issue their financial report for the preceding fiscal year, (ii) the date the Company’s independent registered public accountants issue their financial report for the preceding fiscal year in which the proposed vesting result has been achieved, and (iii) April 16, 2021, subject to other vesting provisions in the related restricted stock grant agreement.
(16)To vest in four equal tranches upon the Company achieving fiscal year ROW EBITDA results of $5.0MM USD, $6.0MM USD, $7.0MM USD, and $8.0MM USD, which may vest no sooner than the later of: (i) the date occurring in calendar year 2021 that the Company’s independent registered public accountants issue their financial report for the preceding fiscal year, (ii) the date the Company’s independent registered public accountants issue their financial report for the preceding fiscal year in which the proposed vesting result has been achieved, and (iii) April 16, 2021, subject to other vesting provisions in the related restricted stock grant agreement.
(17)Represents shares for which the market-based performance condition has been met and are to vest in three equal tranches on September 24, 2021, September 24, 2022 and September 24, 2023, subject to other vesting provisions in the related restricted stock grant agreement.
(18)To vest, if the Company’s stock price outperforms the S&P 500 index for the period from September 24, 2019 to September 24, 2022. All shares, subject to other vesting provisions in the related restricted stock grant agreement.
(19)Reflects the value of unvested restricted stock awards as of December 31, 2020 based on the closing market price per share of our stock on such date of $145.65.
(20)To vest in two equal annual tranches on December 31, 2021 and December 31, 2022.
(21)10,000 to vest on achievement of designated consolidated revenue targets, 10,000 to vest upon attainment of specified full-year gross margin targets, 7,500 of which vests on attainment of ROW EBITDA targets, and 7,500 to vest upon attainment of consolidated EBITDA targets, in each case by Dec. 31, 2023 and subject to the Named Executive Officer’s continued employment.
(22)To vest on attainment of designated revenue targets by December 31, 2023.
(23)To vest December 31, 2021.
(24)To vest based on achievement of project and product-based targets by December 31, 2023.
(25)10,000 to vest on achievement of designated consolidated revenue targets, 10,000 to vest upon attainment of specified full-year gross margin targets, and 15,000 of which vests on attainment of ROW EBITDA targets, in each case by Dec. 31, 2023 and subject to the Named Executive Officer’s continued employment.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
The following table shows aggregate exercises of options to purchase our common stock and vesting of shares in the fiscal year ended December 31, 2020 for each of the Named Executive Officers.
Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)
Kevin S. Wilson	—	—	22,369	2,602,874
Catherine I. Grassman	—	—	2,602	233,000
Steven M. Eyl	—	—	3,508	326,174
Nancy Wisnewski, Ph.D.	6,000	880,440	3,508	326,174
Eleanor F. Baker	—	—	934	90,757

Potential Payments Upon Termination or Change-in-Control

The following table summarizes the potential payments and benefits payable to each of the Named Executive Officers upon termination of employment or in connection with a change-in-control under each situation listed below, assuming, in each situation, that our Named Executive Officers were terminated on December 31, 2020 as determined under the terms of our plans and arrangements as in effect on December 31, 2020.

Payments Upon Termination (Without a Change-in-Control). Pursuant to an employment agreement in effect on December 31, 2020 with each of Mr. Wilson, Mr. Eyl, Dr. Wisnewski, Ms. Grassman, and Ms. Baker, in the event that he or she is involuntarily terminated, he or she is entitled to receive severance benefits that include base salary and the cost of health insurance premiums as set forth in the table below.

Payments Upon Change-in-Control. Pursuant to an employment agreement in effect on December 31, 2020 with each of Mr. Wilson, Mr. Eyl, Dr. Wisnewski, Ms. Grassman, and Ms. Baker, in the event he or she is terminated in connection with a change-in-control he or she is entitled to receive enhanced severance benefits that include base salary and the cost of health insurance premiums as set forth in the table below. In addition, as provided in the underlying plan documents, all MIP participants, including Named Executive Officers, are entitled to a prorated target MIP payout upon a change-in-control, and stock options issued to an employee under our standard stock option agreement for both our Heska Corporation Stock Incentive Plan and our 2003 Equity Incentive Plan, which applies to all options held by our Named Executive Officers, are to vest in full if the employee, including any such employee who is a Named Executive Officer, is terminated in connection with a change-in-control. Our performance-based awards vest upon a change-in-control.

Payments Upon Death or Disability. In the event of death or disability, Mr. Wilson, Mr. Eyl, Dr. Wisnewski, Ms. Grassman, and Ms. Baker are each entitled to receive the death benefits under our life insurance plan or the disability benefits under our disability plan, as appropriate, as set forth below. Mr. Wilson, Mr. Eyl, Ms. Grassman, and Ms. Baker are entitled to certain payments and certain medical benefits in the case of death or disability under their respective employment contracts. In addition, as provided in the underlying Master Document, an MIP participant who dies, including a Named Executive Officer, is entitled to a prorated MIP payout to his or her designated beneficiary, and stock options issued to an employee under our standard stock option agreement for both our Heska Corporation Stock Incentive Plan and our 2003 Equity Incentive Plan, which applies to all options held by our Named Executive Officers, are to vest in full if the employee, including any such employee who is a Named Executive Officer.

Potential Payments Upon Termination or Change-in-Control (1)

Executive Benefits and Payments Upon Termination	Voluntary Termination or Termination for Cause ($)	Involuntary Termination Not for Cause Other Than in Connection With a Change-in-Control ($)	Involuntary Termination Not for Cause in Connection With a Change-in-Control ($)	Death ($)	Disability ($)
Kevin S. Wilson Base Salary Bonus (2) Medical continuation Death benefits Monthly disability benefits Value of accelerated stock options Value of accelerated stock awards	— — — — — — —	600,000 120,000 24,564 — — — —	600,000 120,000 24,564 — — 758,800 10,450,388	600,000 120,000 24,564 300,000 — 758,800 10,450,388	600,000 120,000 24,564 — 16,000 758,800 10,450,388
Steven M. Eyl Base Salary Bonus (2) Medical continuation Death benefits Monthly disability benefits Value of accelerated stock options (3) Value of accelerated stock awards	— — — — — — —	175,000 70,000 12,282 — — — —	350,000 70,000 24,565 — — 4,741,392 6,043,310	175,000 70,000 12,282 300,000 — 4,741,392 6,043,310	175,000 70,000 12,282 — 16,000 4,741,392 6,043,310
Nancy Wisnewski, Ph.D. Base Salary Bonus (2) Medical continuation Death benefits Monthly disability benefits Value of accelerated stock options (3) Value of accelerated stock awards	— — — — — — —	162,500 65,000 4,054 — — — —	325,000 65,000 8,107 — — 4,741,392 3,130,310	— 65,000 — 300,000 — 4,741,392 3,130,310	— 65,000 — — 16,000 4,741,392 3,130,310
Catherine I. Grassman Base Salary Bonus (2) Medical continuation Death benefits Monthly disability benefits Value of accelerated stock options (3) Value of accelerated stock awards	— — — — — — —	325,000 65,000 24,564 — — — —	325,000 65,000 24,564 — — 4,316,666 3,262,269	325,000 65,000 24,564 300,000 — 4,316,666 3,262,269	325,000 65,000 24,564 — 16,000 4,316,666 3,262,269
Eleanor F. Baker Base Salary Bonus (2) Medical continuation Death benefits Monthly disability benefits Value of accelerated stock options (3) Value of accelerated stock awards	— — — — — — —	150,000 60,000 8,512 — — — —	300,000 60,000 17,025 — — 4,434,560 1,611,763	150,000 60,000 — 300,000 — 4,434,560 1,611,763	150,000 60,000 — — 16,000 4,434,560 1,611,763

(1)Based on 2020 salary and cost information.
(2)Except in the case of voluntary termination or termination of cause, includes an assumed MIP payout of 20% of the Named Executive Officer's full base salary. Mr. Wilson is eligible to participate in the Company's MIP at a target bonus of no less than 20% of his base salary then in effect. Other Named Executive Officer MIP participation levels are determined annually.
(3)Calculated based on December 31, 2020 closing price of $145.65 per share less strike price of each accelerated stock option with a strike price less than $145.65. Stock Options issued to any employee under our standard stock option agreement for both our Heska Corporation Stock Incentive Plan and our 2003 Equity Incentive Plan will vest in full if the employee, including any such employee who is an Executive Officer, is terminated in connection with a change-in-control.

PAY RATIO DISCLOSURE

Under Item 402(u) of Regulation S-K, we are required to disclose certain information regarding the ratio of the annual total compensation of our Chief Executive Officer to that of our median compensated employee. The ratio of annual total compensation for the year ended December 31, 2020 for our median compensated employee to that of our Chief Executive Officer was 1:33.9.

After determining that there had been no changes to our employee population or employee compensation arrangements that we believe would reasonably result in a significant change to our pay ratio disclosure, we determined to use the same median compensated employee that we identified for purposes of our 2019 pay ratio disclosure. We determined our median compensated employee by reviewing the total cash compensation for all of our employees as of December 31, 2019, excluding the 4 and 7 non-United States employees of our Australian and Swiss subsidiaries, respectively, who represented less than 3% of our total 386 employees as of such date, as well as our Chief Executive Officer. We calculated total compensation in the manner described in the "Summary Compensation Table" above for the median employee and determined total compensation for the year ended December 31, 2020 for such individual to be $50,487.25. Using the same approach, total compensation for the year ended December 31, 2020 for our Chief Executive Officer is $1,711,172.00 as further described in our "Summary Compensation Table" above.

The SEC’s rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

AUDITOR FEES AND SERVICES
    Plante Moran was our independent registered public accounting firm from January 1 to May 21 during fiscal 2020. On May 21, 2020, our Audit Committee approved the dismissal of Plante Moran as the Company's independent registered public accounting firm. On the same day, our Audit Committee approved the appointment of Grant Thornton as the Company's new independent registered public accounting firm, effective immediately, to perform independent audit services for the remainder of the fiscal year ending December 31, 2020. The following table sets forth the aggregate fees billed by Grant Thornton and Plante Moran to the Company for audit services rendered in connection with the consolidated financial statements and reports in 2020 and 2019, respectively, and for other services rendered during 2020 and 2019 on behalf of Heska and its subsidiaries, as well as all out-of-pocket costs incurred in connection with these services which have been billed to Heska and its subsidiaries.

	2020 ($)	2019 ($)
Audit Fees (1)	961,232 (4)	477,014
Audit Related Fees (2)	—	44,344
All Other Fees (3)	14,963	—
Total	976,195 (4)	521,358

(1)Audit fees represent fees for the audit of our annual financial statements included in our Annual Reports on Form 10-K, review of financial statements included in our Form 10-Q Quarterly Reports and services that are normally provided by the independent auditors in connection with statutory and regulatory filings including review of proxy statements and consents for historical audit opinions.
(2)Audit related fees are fees for the assurance and related services by the independent auditors that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under "Audit Fees." The services for fees disclosed under this category include the annual audit of our 401(k) Retirement Plan.
(3)Other fees include tax services.
(4)All non-USD currencies were translated into U.S. dollars using the applicable exchange rates as of December 31, 2020.

Pre-Approval Policy. Our Audit Committee pre-approves auditing services and non-audit services not prohibited by law to be performed by our independent registered public accounting firm. Our Audit Committee also pre-approves associated fees, except for de minimis amounts for non-audit services, which are approved by our Audit Committee prior to the completion of the audit.

Change in Independent Registered Public Accounting Firm

As previously disclosed in our Current Report on Form 8-K (the “Form 8-K”) filed with the Commission on May 21, 2020, the Audit Committee of the Company approved the dismissal of Plante Moran as the Company's independent registered public accounting firm.

The reports of Plante Moran on the Company's consolidated financial statements for the fiscal years ended December 31, 2019 and 2018 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2019 and 2018, and during the subsequent interim period through May 21, 2020, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with Plante Moran on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Plante Moran would have caused Plante Moran to make reference thereto in its reports on the consolidated financial statements for such periods. During the fiscal years ended December 31, 2019 and 2018, and during the subsequent interim period through May 21, 2020, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided Plante Moran with a copy of the disclosure in the Form 8-K and requested that Plante Moran furnish the Company with a copy of its letter addressed to the Securities and Exchange Commission stating whether or not Plante Moran agrees with the statements related to them made by the Company in the Form 8-K. A copy of Plante Moran's letter dated May 21, 2020 is filed as Exhibit 16.1 to the Form 8-K.

On May 21, 2020, the Audit Committee approved the appointment of Grant Thornton as the Company's new independent registered public accounting firm, effective immediately, to perform independent audit services for the fiscal year ending December 31, 2020. During the fiscal years ended December 31, 2019 and 2018, and during the subsequent interim period through May 21, 2020, neither the Company, nor anyone on its behalf, consulted Grant Thornton regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the Company, and no written report or oral advice was provided to the Company by Grant Thornton that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a "disagreement" (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

The following "Report of our Audit Committee" and related disclosure shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

REPORT OF OUR AUDIT COMMITTEE

    The ultimate responsibility for good corporate governance rests with Heska Corporation's Board of Directors (the "Board"), whose primary roles are oversight, counseling and direction to Heska Corporation's management in the best long-term interests of Heska Corporation ("Heska" or the "Company") and its stockholders. The Audit Committee of the Board (the "Audit Committee") has been established for the purpose of overseeing the accounting, internal controls and financial reporting processes of the Company and audits of Heska's financial statements.

The Audit Committee operates under a written charter, a copy of which is available on Heska's website at www.heska.com. As described more fully in its charter, the purpose of the Audit Committee is to assist the Board in its oversight and monitoring of Heska's financial reporting, internal controls and audit function. Management is responsible for the preparation, presentation and integrity of Heska's financial statements; accounting and financial reporting principles; internal controls; and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Audit Committee has hired an independent registered public accounting firm, who is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards. In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee has ultimate authority and responsibility to select, direct, compensate, evaluate and, when appropriate, replace Heska's independent registered public accounting firm.

The Audit Committee members are not functioning as professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm, nor can the Audit Committee certify that the independent registered public accounting firm is "independent" under applicable rules. The Audit Committee serves a board- level oversight role, in which it provides advice, counsel and direction to management on the basis of the information it receives, discussions with management and the independent registered public accounting firm, and the experience of the Audit Committee's members in business, financial and accounting matters. The Audit Committee has the authority to engage its own outside advisers, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisers hired by management.
Throughout the 2020 fiscal year, we met and held discussions with management and Grant Thornton. Management represented to us that Heska's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and we have reviewed and discussed the audited consolidated financial statements with management and Grant Thornton. In Audit Committee meetings with Grant Thornton, we discussed matters as required to be discussed by applicable auditing standards of the Public Company Accounting Oversight Board or the Commission, as amended or supplemented, covering required communications with audit committees. Our review included a discussion with management of the quality, not merely the acceptability, of Heska's accounting principles, the reasonableness of significant estimates and judgments and the disclosure in Heska's consolidated financial statements.

We received from Grant Thornton the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence and discussed with Grant Thornton its independence. In reliance on the reviews and discussions noted above, and the report of the independent registered public accounting firm, we recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2020 and be filed with the Commission.

Submitted by the Audit Committee of Heska's Board of Directors:

Mark F. Furlong, Chair
Scott W. Humphrey
Joachim A. Hasenmaier
Stephen L. Davis
Bonnie J. Trowbridge

February 18, 2021

ANNUAL REPORT ON FORM 10-K
The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020, including the financial statements and the financial statement schedules included therein, will be mailed with this proxy statement to stockholders that request and receive a copy of the proxy materials in the mail. Stockholders that received the Notice of Internet Availability of Proxy Materials can access the Annual Report and this proxy statement on the website referenced in the Notice of Internet Availability of Proxy Materials. The exhibits to the Annual Report on Form 10-K are available upon payment of charges that approximate the cost of reproduction. Copies are available to stockholders upon written request to the Company at: Heska Corporation, Attn: Secretary, 3760 Rocky Mountain Avenue, Loveland, Colorado 80538; telephone: (970) 493-7272.
    If you would like to request documents from the Company, please do so by April 21, 2021 to receive timely delivery of the documents in advance of the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Christopher D. Sveen
Executive Vice President, Chief Administrative Officer,
General Counsel and Corporate Secretary
Heska Corporation

A copy of this proxy statement requested in relation to the May 5, 2021 Annual Meeting of our stockholders is available without charge upon written request to: Morrow Sodali LLC, 470 West Ave., Stamford, CT 06902. Stockholders may call Morrow Sodali at 1-800-662-5200 and brokers and banks may call Morrow Sodali at 1-203-658-9400.

APPENDIX A
HESKA CORPORATION
EQUITY INCENTIVE PLAN
Effective May 5, 2021

ARTICLE 1.
INTRODUCTION
The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Restricted Stock Units, Options (which may constitute ISOs or NQOs), Stock Appreciation Rights, Performance-Based Awards, Other Cash-Based Awards, or Other Stock-Based Awards.
The Plan shall be governed by, and construed in accordance with, the laws of the State of Colorado (except its choice-of-law provisions).
ARTICLE 2.
ADMINISTRATION.
2.1    COMMITTEE COMPOSITION. The Plan shall be administered by the Committee. The Committee shall consist exclusively of two or more independent directors of the Company, who shall be appointed by the Board. The initial Committee shall be the Compensation Committee of the Board. In addition, the composition of the Committee shall satisfy such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 under the Exchange Act. The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not satisfy the foregoing requirements, who may administer the Plan with respect to Employees and Consultants who are not considered officers or directors of the Company under Section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and Consultants and may determine all terms of such Awards. In addition, to the fullest extent permitted by applicable law and subject to any limitations that may be established by the Board or the Committee, the Board or the Committee may delegate to one or more officers of the Company the authority to designate the individuals (other than such officer(s) or any individual considered an officer or director of the Company under Section 16 of the Exchange Act) among those eligible to receive Awards pursuant to the terms of the Plan, who will receive Awards under the Plan and the size of each such grant.

2.2    COMMITTEE RESPONSIBILITIES. The Committee shall (a) select the Employees, Outside Directors and Consultants who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan and (d) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee may amend or modify any outstanding Awards in any manner to the extent the Committee would have had the authority under the Plan initially to make such Awards as so amended or modified. The Committee’s determinations under the Plan shall be final and binding on all persons.

2.3    INDEMNIFICATION. No member of the Board or the Committee, or any officer or employee of the Company or any Subsidiary or Affiliate thereof acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company and of any Subsidiary or Affiliate thereof acting on their behalf shall, to the maximum extent permitted by applicable law and the Company’s by-laws and governing documents, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.
2.4    BENEFICIARY DESIGNATIONS. If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s surviving spouse, or if none, to the Participant’s estate.

ARTICLE 3.
SHARES AVAILABLE FOR GRANTS.
3.1    BASIC LIMITATION. Common Shares issued pursuant to the Plan may be authorized but unissued Common Shares or treasury shares, or Common Shares reacquired by the Company in any manner. Subject to adjustment in accordance with Article 12, the number of Common Shares which may be issued pursuant to Awards granted under the Plan is 250,000 Common Shares plus the number of Common Shares that remain available for grant under the Prior Plans as of May 5, 2021. The aggregate number of Common Shares that may be issued pursuant to the exercise of ISOs granted under the Plan is 250,000, subject to adjustment in accordance with Article 12 to the extent such adjustment will not affect the status of any Option intended to qualify as an ISO.
3.2    ADDITIONAL SHARES.
(a)    Any Common Shares subject to an Award that is canceled, forfeited, settled in cash or expires prior to exercise or realization, either in full or in part, shall again become available for issuance under the Plan as Awards. Notwithstanding anything to the contrary contained herein, Common Shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such Common Shares are (i) tendered in payment of an Option, (ii) delivered or withheld by the Company to satisfy any tax withholding obligation, (iii) repurchased by the Company using the proceeds from an Option exercise, or (iv) subject to a Stock Appreciation Right that are not issued in connection with its stock settlement on exercise thereof.
(b)    Any Common Shares subject to an award granted under a Prior Plan that is canceled, forfeited, settled in cash or expires prior to exercise or realization, either in full or in part, shall become available for issuance under the Plan as Awards. Notwithstanding anything to the contrary contained herein, Common Shares subject to an award granted under a Prior Plan shall not be made available for issuance or delivery under the Plan if such Common Shares are (i) tendered in payment of an option granted under a Prior Plan, (ii) delivered or withheld by the Company to satisfy any tax withholding obligation with respect to any award granted under a Prior Plan, (iii) repurchased by the Company using the proceeds from an option exercise; or (iv) subject to a stock appreciation right granted under a Prior Plan that are not issued in connection with its stock settlement on exercise thereof.

3.3    MINIMUM VESTING REQUIREMENTS. Except as otherwise provided in this Section 3.3, Awards granted under the Plan shall be subject to a minimum vesting period of one (1) year. Notwithstanding the foregoing, (a) such minimum vesting provision shall not apply to the accelerated vesting of an Award in the event of a Participant’s death or Disability or the occurrence of a Change in Control, and (b) the Committee may grant Awards covering five percent (5%) or fewer of the total number of Common Shares authorized under the Plan as set forth in Section 3.1 without regard to the above-described minimum vesting requirements. In addition, with respect to Awards made to Outside Directors, the vesting of such Awards will be deemed to satisfy the one (1)-year minimum vesting requirement to the extent that the Awards vest on the earlier of the one (1)-year anniversary of the date of grant and the next regular annual meeting of the Company’s stockholders that is at least fifty (50) weeks after the immediately preceding year’s annual meeting.
3.4    LIMITATION ON OUTSIDE DIRECTOR COMPENSATION. Notwithstanding anything herein to the contrary, compensation paid to an Outside Director in respect of his or her service as an Outside Director, including cash fees and Awards under the Plan (based on the grant date Fair Market Value of such Awards for financial reporting purposes), shall not exceed $300,000 per fiscal year. For the avoidance of doubt, compensation shall be counted toward this limit for the Board compensation year in which it is earned (and not when it is paid or settled in the event that it is deferred).

3.5    ASSUMPTION UNDER THE PLAN OF AWARDS; SUBSTITUTE AWARDS. Notwithstanding any other provision of the Plan, the Board or the Committee, in its discretion, may authorize the assumption and continuation under the Plan of outstanding and unexercised stock options or other types of stock-based awards that were granted under an equity plan or agreement that is or was maintained by a corporation or other entity that was merged into, consolidated with, or whose stock or assets were acquired by, the Company as the surviving corporation. Any such action will be upon such terms and conditions as the Board or the Committee, in its discretion, may deem appropriate, including provisions to preserve the holder’s rights under the previously granted and unexercised award. The exercise price and number of shares for any such stock options shall be determined in accordance with the principles of Sections 409A and 424(a) of the Code. Any such assumption and continuation of any such previously granted and unexercised award will be treated as an outstanding Award under the Plan, but will not count against the number of Shares reserved for issuance pursuant to Section 3.1. In addition, any Shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company will not reduce the Shares available for grants as provided in Section 3.1.

ARTICLE 4.
ELIGIBILITY.

4.1    AWARDS OTHER THAN ISOS. Employees, Outside Directors and Consultants shall be eligible for the grant of Awards other than ISOs.
4.2    INCENTIVE STOCK OPTIONS. Only Employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs.

ARTICLE 5.
OPTIONS.
5.1    STOCK OPTION AGREEMENT. Each grant of an Option under the Plan shall be evidenced by an Award Agreement between the Participant and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Award Agreement shall specify whether the Option is an ISO or an NQO. The provisions of the various Award Agreements entered into under the Plan need not be identical.
5.2    NUMBER OF SHARES. Each Award Agreement shall specify the number of Common Shares subject to the Option and such number shall be subject to adjustment in accordance with Article 12 hereof.
5.3    EXERCISE PRICE. Each Award Agreement shall specify the Exercise Price; provided that the Exercise Price under an Option shall in no event be less than one-hundred percent (100%) of the Fair Market Value of a Common Share on the date of grant.
5.4    INCENTIVE STOCK OPTIOINS. The grant of ISOs shall be subject to all of the requirements of Code Section 422, including the following limitations:
(a)    The Exercise Price of an ISO shall not be less than one-hundred percent (100%) of the Fair Market Value of a Common Share on the date of grant; provided, however, if on the date of grant, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Code Section 424(d)) owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries (a “10% Stockholder”), the Exercise Price shall not be less than one-hundred and ten percent (110%) of the Fair Market Value of a Common Share on the date of grant.

(b)    To the extent that the aggregate Fair Market Value of the Common Shares with respect to which ISOs are exercisable for the first time by any individual during any calendar year (under all plans of the Company) exceeds $100,000, such Options will be treated as NQOs to the extent required by Code Section 422. For purposes of this Section 5.4(b), ISOs shall be taken into account in the order in which they were granted. The Fair Market Value of the Common Shares shall be determined as of the time the Option with respect to such Common Shares is granted.
(c)    In the event of a Participant’s change of status from Employee to Consultant or Outside Director, an ISO held by the Participant shall cease to be treated as an ISO and shall be treated for tax purposes as an NQO three (3) months and one (1) day following such change of status.
5.5    EXERCISABILITY. Each Award Agreement shall specify the date when all or any installment of the Option is to become exercisable. Each Award Agreement may also provide for accelerated exercisability of the Option in the event of the Participant’s death, Disability or Retirement or other events and may provide for expiration prior to the end of the Option’s term in the event of the termination of the Participant’s service. NQOs may also be awarded in combination with Restricted Shares, and such an Award may provide that the NQOs will not be exercisable unless the related Restricted Shares are forfeited.
5.6    OPTION TERM. Unless otherwise specified in an Award Agreement, but in any event, no later than ten (10) years from the date of grant thereof, each Option shall terminate no later than the first to occur of the following events:
(a)    Date in Award Agreement. The date for termination of the Option set forth in the Award Agreement;
(b)    Termination of Service. The ninetieth (90th) day following the date on which the Participant’s service terminates (other than for a reason described in Section 5.6(c) or (d) below);
(c)    Disability. In the event that a Participant’s service terminates due to the Participant’s Disability, the Participant may exercise his or her Option at any time within twelve (12) months following the date of such termination, but only to the extent that the Participant was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of the Option as set forth in the applicable Award Agreement). If, at the date of termination, the Participant is not entitled to exercise his or her entire Option, the Common Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Common Shares covered by such Option shall revert to the Plan;
(d)    Death. In the event of the death of a Participant, the Participant’s Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the applicable Award Agreement), by the Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Participant was entitled to exercise the Option at the date of death. If, at the time of death, the Participant was not entitled to exercise his or her entire Option, the Common Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Participant’s estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Common Shares covered by such Option shall revert to the Plan; or
(e)    Ten Years from Grant. An Option shall expire no more than ten (10) years after the date of grant; provided, however, that if an ISO is granted to a 10% Stockholder, such ISO may not be exercised after the expiration of five (5) years from the date of grant.
5.7    EFFECT OF CHANGE IN CONTROL. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Common Shares subject to such Option in the event that a Change in Control occurs with respect to the Company.
5.8    PROHIBITION ON REPRICINGS. Notwithstanding anything to the contrary contained herein and except as may be permitted under Section 3.5 hereof, the Board and the Committee may not, without stockholder approval, directly or indirectly reduce the exercise price of an outstanding Option or Stock Appreciation Right, including (i) changing the terms of an Option or Stock Appreciation Right to reduce the exercise price of such Option or Stock Appreciation Right; (ii) cancelling an Option or Stock Appreciation Right in exchange for a new Option or Stock Appreciation Right with a lower exercise price, (iii) cancelling an Option or Stock Appreciation Right in exchange for a different type of Award under the Plan that has a value that is greater than the excess of the Fair Market Value of the applicable shares on the date of such payment over the exercise price, (iv) authorizing, in lieu of the exercise or in exchange for the cancellation of an Option or Stock Appreciation Right, the payment of cash in an amount that is greater than the excess of the Fair Market Value of the Common Shares on the date of such payment over the exercise price, or (v) taking any other action that is treated as a “repricing” under generally accepted accounting principles, unless the cancellation and exchange occurs in connection with an adjustment permitted under Article 12.
5.9    PAYMENT FOR OPTION SHARES
.
(a)    General Rule. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased, except as follows:
(1)    In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Award Agreement. The Award Agreement may specify that payment may be made in any form(s) described in this Section 5.9.
(2)    In the case of an NQO, the Committee may at any time accept payment in any form(s) described in this Section 5.9.
(b)    Surrender of Stock. To the extent that this Section 5.9(b) is applicable, all or any part of the Exercise Price may be paid by surrendering Common Shares that are already owned by the Participant. Such Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan. The Participant shall not surrender Common Shares in payment of the Exercise Price if such action could cause the Company to recognize additional compensation expense with respect to the Option for financial reporting purposes under GAAP accounting at the time of such proposed surrender.
(c)    Exercise/Sale. To the extent that this Section 5.9(c) is applicable, all or any part of the Exercise Price may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company.
(d)    Other Forms of Payment. To the extent that this Section 5.9(d) is applicable, all or any part of the Exercise Price may be paid in any other form that is consistent with applicable laws, regulations and rules, including, without limitation, pursuant to a net exercise.
ARTICLE 6.
RESTRICTED SHARES.
6.1    TIME, AMOUNT AND FORM OF AWARDS. Awards under the Plan may be granted in the form of Restricted Shares. Restricted Shares may also be awarded in combination with NQOs, and such an Award may provide that the Restricted Shares will be forfeited in the event that the related NQOs are exercised. The Committee shall determine the eligible individuals to whom, and the time or times at which, grants of Restricted Shares shall be made; the number of Restricted Shares to be awarded; the period of restrictions, if any, applicable to Restricted Shares; the performance goals (if any) applicable to Restricted Shares; and all other conditions of the Restricted Shares. If the restrictions, performance goals and/or conditions established by the Committee are not attained, a Participant shall forfeit his or her Restricted Shares in accordance with the terms of the grant. The provisions of Restricted Shares need not be the same with respect to each Participant.
6.2    PAYMENT FOR AWARDS. To the extent that an Award is granted in the form of newly issued Restricted Shares, the Award recipient, as a condition to the grant of such Award, shall be required to pay the Company in cash, cash equivalents or any other form of legal consideration acceptable to the Company, including but not limited to future services, an amount equal to the par value of such Restricted Shares. To the extent that an Award is granted in the form of Restricted Shares from the Company’s treasury, no cash consideration shall be required of the Award recipients.
6.3    VESTING CONDITIONS. Each Award of Restricted Shares shall be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Award Agreement. An Award Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability or Retirement or other events. Notwithstanding any other provision of the Plan to the contrary, the Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company.
6.4    VOTING AND DIVIDEND RIGHTS. Unless otherwise provided in the Award Agreement, the holder of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders; provided, that to the extent that a Restricted Share carries with it a right to receive dividends, any dividends declared shall be accumulated and paid at the time (and to the extent) that the Restricted Shares vest, but in no event later than two-and-a-half (2.5) months following the end of the calendar year in which the vesting occurs. Without limitation, an Award Agreement may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares (in which case such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid).
ARTICLE 7.
RESTRICTED STOCK UNITS.
7.1    TIME, AMOUNT AND FORM OF AWARDS. Awards under the Plan may be granted in the form of Restricted Stock Units. Restricted Stock Units may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine the eligible individuals to whom, and the time or times at which, grants of Restricted Stock Units shall be made; the number of Restricted Stock Units to be awarded; the period of restrictions, if any, applicable to Restricted Stock Units; the performance goals (if any) applicable to Restricted Stock Units; and all other conditions of the Restricted Stock Units. If the restrictions, performance goals and/or conditions established by the Committee are not attained, a Participant shall forfeit his or her Restricted Stock Units in accordance with the terms of the grant. The provisions of Restricted Stock Units need not be the same with respect to each Participant.
7.2    RESTRICTIONS AND CONDITIONS. Each Award of Restricted Stock Units shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Committee at the time of grant or, subject to Code Section 409A, thereafter:
(a)    Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Award Agreement.
(b)    An Award Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability or Retirement or other events. Notwithstanding any other provision of the Plan to the contrary, the Committee may determine, at the time of granting Restricted Stock Units or thereafter, that all or part of such Restricted Stock Units shall become vested in the event that a Change in Control occurs with respect to the Company.
(c)    Participants holding Restricted Stock Units shall have no voting rights. A Restricted Stock Unit may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right would entitle the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the Restricted Stock Unit is outstanding. The Committee, in its discretion, may grant dividend equivalents from the date of grant or only after a Restricted Stock Unit is vested. Notwithstanding anything herein to the contrary, to the extent that a Restricted Stock Unit carries with it rights to dividend equivalents, any dividend equivalents with respect to dividends declared shall be accumulated and paid at the time (and to the extent) that the Restricted Stock Units vest, but in no event later than two-and-a-half (2.5) months following the end of the calendar year in which the vesting occurs.
(d)    The rights of Participants granted Restricted Stock Units upon termination of employment or service as an Outside Director or Consultant of the Company or an Affiliate thereof terminates for any reason while the Restricted Stock Units remain outstanding shall be set forth in the Award Agreement.
7.3    RIGHTS AS A STOCKHOLDER. Except as may otherwise be provided in an Award Agreement with respect to dividend equivalents (in accordance with Section 7.2(c)), a Participant shall have no rights to dividends or any other rights of a stockholder with respect to the Common Shares subject to Restricted Stock Units until the Participant has satisfied all conditions of the Award Agreement and the requirements of Section 15.1, and the Common Shares have been issued to the Participant.
7.4    SETTLEMENT OF RESTRICTED STOCK UNITS. Settlement of vested Restricted Stock Units shall be made to Participants in the form of Common Shares, unless the Committee, in its sole discretion, provides for the payment of the Restricted Stock Units in cash (or partly in cash and partly in Common Shares) equal to the Fair Market Value of the Common Shares that would otherwise be distributed to the Participant.
ARTICLE 8.
STOCK APPRECIATION RIGHTS.
8.1    IN GENERAL. Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Rights”). Related Rights may be granted either at or after the time of the grant of such Option. The Committee shall determine the eligible individuals to whom, and the time or times at which, grants of Stock Appreciation Rights shall be made, the number of Common Shares to be awarded, the price per Common Share, and all other conditions of Stock Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more Common Shares than are subject to the Option to which it relates and any Stock Appreciation Right must be granted with an Exercise Price not less than the Fair Market Value of a Common Share on the date of grant. The provisions of Stock Appreciation Rights need not be the same with respect to each Participant. Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8.1 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable, as set forth in the applicable Award Agreement.
8.2    RIGHTS AS STOCKHOLDER. A Participant shall have no rights to dividends or any other rights of a stockholder with respect to the Common Shares subject to a Stock Appreciation Right until the Participant has given written notice of the exercise thereof, has satisfied the requirements of Section 15.1 and the Common Shares have been issued to the Participant.
8.3    EXERCISABILITY.
(a)    Stock Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee in the applicable Award Agreement.
(b)    Stock Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Article 5 and this Article 8.
(c)    An Award Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability or Retirement or other events. Notwithstanding any other provision of the Plan to the contrary, the Committee may determine, at the time of granting Stock Appreciation Rights or thereafter, that all or part of such Stock Appreciation Rights shall become vested in the event that a Change in Control occurs with respect to the Company.
8.4    PAYMENT UPON EXERCISE.
(a)    Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Common Shares, determined using the Fair Market Value, equal in value to the excess of the Fair Market Value as of the date of exercise over the price per Common Share specified in the Free Standing Right multiplied by the number of Common Shares in respect of which the Free Standing Right is being exercised.
(b)    A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Common Shares, determined using the Fair Market Value, equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price specified in the related Option multiplied by the number of Common Shares in respect of which the Related Right is being exercised. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.
(c)    Notwithstanding the foregoing, the Committee may determine to settle the exercise of a Stock Appreciation Right in cash (or in any combination of Common Shares and cash).
8.5    TERMINATION OF EMPLOYMENT OR SERVICE.
(a)    In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Free Standing Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee in the applicable Award Agreement.
(b)    In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Related Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the related Options.
8.6    TERM.
(a)    The term of each Free Standing Right shall be fixed by the Committee, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.
(b)    The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.
ARTICLE 9.
OTHER STOCK-BASED OR CASH-BASED AWARDS.
9.1    IN GENERAL. The Committee is authorized to grant Awards to Participants in the form of Other Stock‑Based Awards or Other Cash-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan and as evidenced by an Award Agreement. The Committee shall determine the terms and conditions of such Awards, consistent with the terms of the Plan, at the date of grant or thereafter, including any performance goals and performance periods. Common Shares or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 9.1 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, Common Shares, other Awards, notes or other property, as the Committee shall determine, subject to any required corporate action.
9.2    VESTING. An Award Agreement with respect to an Other Stock-Based Award or Other Cash-Based Award may provide for accelerated vesting in the event of the Participant’s death, Disability or Retirement or other events. Notwithstanding any other provision of the Plan to the contrary, the Committee may determine, at the time of granting an Other Stock-Based Award or Other Cash-Based Award or thereafter, that all or part of such Awards shall become vested in the event that a Change in Control occurs with respect to the Company.
ARTICLE 10.
PERFORMANCE-BASED AWARDS.
The Committee, in its discretion, may make Awards subject to vesting based on the achievement of performance goals (such awards, “Performance-Based Awards”), in which case the Committee will specify in writing, by resolution or otherwise, the Participants eligible to receive a Performance-Based Award (which may be expressed in terms of a class of individuals) and the performance goals applicable to Performance-Based Awards. The Committee may make Awards subject to the achievement of such performance goals as it determines in its sole discretion. The Committee also has the authority to provide in an Award for accelerated vesting of an Award based on the achievement of performance goals. In determining the actual amount of a Participant’s Performance-Based Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance-Based Award otherwise earned if, in its sole judgment, such reduction or elimination is appropriate.
ARTICLE 11
CLAWBACK
Notwithstanding any other provisions in this Plan to the contrary, any Award received by a Subject Participant, and/or any Common Share issued upon exercise of any Award received by a Subject Participant hereunder, and/or any amount received with respect to any sale of any such Award or Common Share, will be subject to potential cancellation, recoupment, rescission, payback or other action to the extent required pursuant to applicable law, government regulation or national securities exchange listing requirement (or any clawback policy adopted by the Company from time to time pursuant to any such law, government regulation or national securities exchange listing requirement or to comport with good corporate governance practices). Each Subject Participant agrees and consents to the Company’s application, implementation and enforcement of any clawback policy established by the Company that may apply to the Subject Participant and any provision of applicable law, government regulation or national securities exchange listing requirement relating to cancellation, rescission, payback or recoupment of compensation, and expressly agrees that the Company may take such actions as are necessary to effectuate any such policy (as applicable to the Subject Participant) or applicable law, government regulation or national securities exchange listing requirement without further consent or action being required by the Subject Participant.
ARTICLE 12
PROTECTION AGAINST DILUTION.

12.1    ADJUSTMENTS. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a declaration of a dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of (a) the number of Common Shares available for issuance pursuant to future Awards under Article 3, (b) the number of Common Shares covered by each outstanding Award or (c) the Exercise Price under each outstanding Option and Stock Appreciation Right. Except as provided in this Article 12, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.
12.2    DISSOLUTION OR LIQUIDATION. To the extent not previously exercised, Options shall terminate immediately prior to the dissolution or liquidation of the Company.
12.3    REORGANIZATIONS. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the continuation of outstanding Awards by the Company (if the Company is a surviving corporation), for their assumption by the surviving corporation or its parent or subsidiary, for the substitution by the surviving corporation or its parent or subsidiary of its own awards for such Awards, for accelerated vesting and accelerated expiration, or for settlement in cash or cash equivalents.
ARTICLE 13.
AWARDS UNDER OTHER PLANS.
The Company may grant awards under other plans or programs. Such awards may be settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Restricted Shares and shall, when issued, reduce the number of Common Shares available under Article 3.
ARTICLE 14.
LIMITATION ON RIGHTS.
14.1    RETENTION RIGHTS; NATURE OF PAYMENTS. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Outside Director or Consultant. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the service of any Employee, Outside Director or Consultant at any time, with or without cause, subject to applicable laws, the Company’s certificate of incorporation and bylaws and a written employment agreement (if any). Any and all grants of Awards and issuances of Common Shares under the Plan shall be in consideration of services performed for the Company by the Participant. All such grants and issuances shall constitute a special incentive payment to the Participant and shall not be taken into account in computing the amount of salary or compensation of the Participant for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or any Affiliate or under any agreement between the Company or any Affiliate and the Participant, unless such plan or agreement specifically otherwise provides.
14.2    STOCKHOLDERS' RIGHTS. Subject to the other terms and conditions of the Plan, a Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.
14.3    REGULATORY REQUIREMENTS. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.
ARTICLE 15.
WITHHOLDING TAXES; PARACHUTE PAYMENTS.
15.1    GENERAL. To the extent provided by the terms of an Award Agreement and subject to the discretion of the Committee, the Participant may satisfy any federal, state, foreign or local tax withholding obligation relating to the exercise or acquisition of Common Shares under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold Common Shares from the Common Shares otherwise issuable to the Participant as a result of the exercise or acquisition of Common Shares under the Award, provided, however, that no Common Shares are withheld with a value exceeding the amount of tax required to be withheld by law (or, to the extent permitted by the Committee, such other greater amount up to the maximum statutory rate under applicable law, as applicable to such Participant, if such other greater amount would not result in adverse financial accounting treatment, as determined by the Committee (including in connection with the effectiveness of FASB Accounting Standards Update 2016-09)); or (c) delivering to the Company previously owned and unencumbered Common Shares. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.
15.2    SECTION 280G.
(a)    To the extent that any of the payments and benefits provided for under the Plan or any other agreement or arrangement between the Company or its Affiliates and a Participant (collectively, the “Payments”) (i) constitute a “parachute payment” within the meaning of Code Section 280G and (ii) but for this paragraph would be subject to the excise tax imposed by Code Section 4999, then the Payments shall be payable either (i) in full or (ii) as to such lesser amount which would result in no portion of such Payments being subject to excise tax under Code Section 4999 (determined in accordance with the reduction of payments and benefits paragraph set forth below); whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Code Section 4999, results in the Participant’s receipt on an after-tax basis, of the greatest amount of benefits under this Plan, notwithstanding that all or some portion of such benefits may be taxable under Code Section 4999. Any determination required under this provision will be made by accountants chosen by the Company, whose determination shall be conclusive and binding upon the Participant and the Company for all purposes.
(b)    Except to the extent, if any, otherwise agreed in writing between a Participant and the Company, reduction of payments and benefits hereunder, if applicable, will be made by reducing, first, payments or benefits to be paid in cash in the order in which such payment or benefit would be paid or provided (beginning with such payment or benefit that would be made last in time and continuing, to the extent necessary, through to such payment or benefit that would be made first in time) and, then, reducing any benefit to be provided in-kind hereunder in a similar order; provided, however, that any reduction or elimination of accelerated vesting of any equity award will first be accomplished by reducing or eliminating the vesting of such awards that are valued in full for purposes of Code Section 280G, then the reduction or elimination of vesting of other equity awards.
ARTICLE 16.
AMENDMENT; TERM OF THE PLAN.
The Plan shall become effective on May 5, 2021. The Board may, at any time and for any reason, amend, suspend or terminate the Plan (subject to the approval of the Company’s stockholders only to the extent required by applicable law, regulations or the requirements of the securities exchange on which the Common Shares are listed). The Committee may issue ISOs under the Plan until February 18, 2031. The Committee may issue any Award other than ISOs at any time prior to the date, if any, that the Board suspends or terminates the Plan. No Award may be granted pursuant to the Plan after such date, but Awards granted before such date may extend beyond that date.
ARTICLE 17.
CODE SECTION 409A; UNFUNDED PLAN
17.1    CODE SECTION 409A. The intent of the parties is that payments and benefits under the Plan comply with Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Code Section 409A shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required in order to avoid accelerated taxation and/or tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided upon a “separation from service” to a Participant who is a “specified employee” shall be paid on the first business day after the date that is six (6) months following the Participant’s separation from service (or upon the Participant’s death, if earlier). In addition, for purposes of the Plan, each amount to be paid or benefit to be provided to the Participant pursuant to the Plan, which constitute deferred compensation subject to Code Section 409A, shall be construed as a separate identified payment for purposes of Code Section 409A. Nothing contained in the Plan or an Award Agreement shall be construed as a guarantee of any particular tax effect with respect to an Award. The Company does not guarantee that any Awards provided under the Plan will satisfy the provisions of Code Section 409A, and in no event will the Company be liable for any or all portion of any taxes, penalties, interest or other expenses that may be incurred by a Participant on account of any non-compliance with Code Section 409A.
17.2    UNFUNDED STATUS. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Shares or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Shares or rights thereto, nor shall the Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Shares or rights thereto to be granted under the Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Shares or rights thereto under the Plan shall be based solely upon any contractual obligations that may be created by the Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. None of the Company, the Board or the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan. With respect to the Plan and any Awards granted hereunder, Participants are general and unsecured creditors of the Company and have no rights or claims except as otherwise provided in the Plan or any applicable Award Agreement.
ARTICLE 18.
AWARDS TO FOREIGN NATIONALS AND PARTICIPANTS OUTSIDE THE UNITED STATES
Notwithstanding any provision of the Plan to the contrary, in order to comply, or facilitate compliance, with the applicable law or customs in other countries in which the Company or any of its affiliates operates or has employees or to qualify for preferred tax treatment of such jurisdictions, the Committee, in its discretion, will have the power and authority to (a) determine which Affiliates will be covered by the Plan; (b) determine which persons employed outside the United States are eligible to participate in the Plan; (c) amend or vary the terms and provisions of the Plan and the terms and conditions of any Award granted to persons who reside outside the United States; (d) establish subplans and modify exercise procedures and terms and procedures to the extent such actions are deemed to be necessary or advisable; and (e) take any action, before or after an Award is made, that it deems advisable to obtain or comply with any applicable law or regulatory exemptions or approvals.
ARTICLE 19.
GOVERNING LAW
This Plan, the Award Agreements and any other agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law. Any reference in this Plan or in any Award Agreement or other agreement or document hereunder to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.
ARTICLE 20.
DEFINITIONS.
20.1    Affiliate means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own, directly or indirectly, not less than fifty percent (50%) of such entity.
20.2    Award means any award of an Option, Restricted Share, Restricted Stock Unit, Stock Appreciation Right, Other Stock-Based Award or Other Cash-Based Award under the Plan.
20.3    Award Agreement means any agreement, contract or other instrument or document evidencing an Award. Evidence of an Award may be in written or electronic form, may be limited to notation on the books and records of the Company and, with the approval of the Committee, need not be signed by a representative of the Company or a Participant. Any Common Shares that become deliverable to a Participant pursuant to the Plan may be issued in certificate form in the name of the Participant or in book-entry form in the name of the Participant.
20.4    Board means the Company’s Board of Directors, as constituted from time to time.
20.5    Cause shall have the meaning assigned to such term in a Participant’s written employment, severance, or similar agreement or Award Agreement with the Company, or, if no such agreement exists or the agreement does not define “Cause,” Cause means a Participant’s termination of service by the Company due to the Participant’s (a) failure to perform his or her assigned duties or responsibilities as an Employee, Consultant or Outside Director of the Company or an Affiliate thereof (other than a failure resulting from the Participant’s Disability) after notice thereof from the Company describing his or her failure to perform such duties or responsibilities; (b) breach of any confidentiality agreement, invention assignment agreement or written restrictive covenant agreement between the Participant and the Company or an Affiliate thereof; (c) engagement in any act of dishonesty, fraud, misrepresentation, moral turpitude or misappropriation of material property that was or is materially injurious to the Company or its Affiliates; (d) violation of any written Company policy, including, without limitation, any policy with respect to sexual harassment in the workplace; (e) violation of any federal or state law or regulation applicable to the Company’s business; or (f) conviction of, or entrance of a plea of nolo contendere to, any crime. In addition, a Participant’s service shall be deemed to have terminated for “Cause” if, on the date the Participant’s service terminates, facts and circumstances exist that would have justified a termination for Cause, even if such facts and circumstances are discovered after such termination.
20.6    Change in Control shall mean:
(a)    The consummation of a merger or consolidation of the Company with or into another entity of any other corporate reorganization, if more than fifty percent (50%) of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation, or other reorganization;
(b)    The consummation of a sale, transfer or other disposition of all or substantially all of the Company’s assets;
(c)    A majority of the members of the Board are replaced during any eighteen (18) month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election; or
(d)    Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than (i) the Company, (ii) a subsidiary thereof, (iii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary thereof, or (iv) any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting securities.
20.7    Code means the Internal Revenue Code of 1986, as amended.
20.8    Committee means a committee of the Board, as described in Article 2.
20.9    Common Share means one share of common stock, par value $0.01 per share, of the Company.
20.10    Company means Heska Corporation, a Delaware corporation.
20.11    Consultant means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor. Service as a Consultant shall be considered employment for all purposes of the Plan, except as provided in Section 4.2.
20.12    Disability shall have the meaning assigned to such term in a Participant’s written employment, severance, or similar agreement or Award Agreement with the Company, or, if no such agreement exists or the agreement does not define “Disability,” Disability means a Participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than one year.
20.13    Employee means a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.
20.14    Exchange Act means the Securities Exchange Act of 1934, as amended.
20.15    Exercise Price means, with respect to any Award under which the holder may purchase Common Shares, the price per Common Share at which a holder of such Award granted hereunder may purchase Common Shares issuable upon exercise of such Award, as specified in the applicable Award Agreement.
20.16    Fair Market Value means, for so long as the Common Shares are listed on any established stock exchange or a national market system, the value of a Common Share as determined by reference to the most recent reported sale price of a Common Share (or if no sales were reported, the most recent closing price) as quoted on such exchange or system at the time of determination. In the absence of an established market for the Common Shares, the Fair Market Value shall be determined in good faith by the Committee and such determination shall be conclusive and binding on all persons.
20.17    ISO means an incentive stock option described in Code Section 422(b).
20.18    NQO means a stock option not described in Code Sections 422 or 423.
20.19    Option means an ISO or NQO granted under the Plan and entitling the holder to purchase Common Shares.
20.20    Other Cash-Based Award means a cash Award granted to a Participant under Article 9, including cash awarded as a bonus or upon the attainment of performance goals or otherwise as permitted under the Plan.
20.21    Other Stock-Based Award means a right or other interest granted to a Participant under Article 9 that may be denominated or payable and valued in whole or in part by reference to, or otherwise based on or related to, Common Shares, including, but not limited to, unrestricted Common Shares or dividend equivalents, each of which may be subject to the attainment of performance goals or a period of continued employment or other terms or conditions as permitted under the Plan.

20.22    Outside Director shall mean a member of the Board who is not an Employee.
20.23    Parent means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.
20.24    Participant means an individual or estate who holds an Award.
20.25    Plan means this Heska Corporation Equity Incentive Plan, as amended from time to time.
20.26    Prior Plans means the Heska Corporation Stock Incentive Plan and the Heska Corporation 2003 Equity Incentive Plan.
20.27    Restricted Share means a Common Share awarded under the Plan. An Award of Restricted Shares constitutes a transfer of ownership of Common Shares to a Participant from the Company subject to restrictions against transferability, assignment and hypothecation. Under the terms of the Award, the restrictions against transferability are removed when the Participant has met the specified vesting requirement.
20.28    Restricted Stock Unit means a notional account established pursuant to an Award granted to a Participant, as described in Article 7, that is (i) valued solely by reference to Common Shares, (ii) subject to restrictions specified in the Award Agreement, and (iii) payable in cash or in Common Shares (as specified in the Award Agreement). The Restricted Stock Units awarded to the Participant will vest according to the time-based criteria or performance goal criteria specified in the Award Agreement.
20.29    Retirement shall mean a Participant’s termination of service with the Company (for any reason other than for Cause) on or after the attainment of age fifty-five (55) with at least ten (10) years of service with the Company and its Affiliates (including service with another company prior to it becoming an Affiliate).
20.30    Stock Appreciation Right means the right pursuant to an Award granted under Article 8 to receive an amount equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the date such Award or portion thereof is surrendered, of the Common Shares covered by such Award or such portion thereof, over (ii) the aggregate Exercise Price of such Award or such portion thereof.
20.31    Subsidiary means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.
20.32    Subject Participant means a Participant who is designated by the Board as an “executive officer” under the Exchange Act.

PROXY CARD

HESKA VOTE

## Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

**Online**
Go to **www.investorvote.com/HSKA**
or scan the QR code — login details are located in the shaded bar below.

**Phone**
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

## 2021 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

**A Election of Directors: The Board of Directors recommends a vote "FOR" the listed nominees.**

1. The election of Directors for a one year term.

| | For | Withhold |
|---|---|---|
| 01 - Robert L. Antin | ☐ | ☐ |
| 02 - Stephen L. Davis | ☐ | ☐ |
| 03 - Mark F. Furlong | ☐ | ☐ |
| 04 - Joachim A. Hasenmaier | ☐ | ☐ |
| 05 - Scott W. Humphrey | ☐ | ☐ |
| 06 - Sharon J. Larson | ☐ | ☐ |
| 07 - David E. Sveen | ☐ | ☐ |
| 08 - Kevin S. Wilson | ☐ | ☐ |

**B Proposals: The Board of Directors recommends a vote "FOR" each of the following:**

1 U P X

03F40C

**The 2021 Annual Meeting of Stockholders of Heska Corporation will be held on Wednesday, May 5, 2021 at 9:00 AM MDT virtually via the internet at www.meetingcenter.io/231735343.**

**To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.**

**The password for this meeting is — HSKA2021.**

**Small steps make an impact.**
Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/HSKA

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

# Heska Corporation

## MAY 5, 2021 ANNUAL MEETING OF STOCKHOLDERS

### THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Catherine I. Grassman and Christopher D. Sveen, and each of them, as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of the Common Stock of Heska Corporation, a Delaware corporation (the "***Company***"), held of record by the undersigned on March 8, 2021, at the Annual Meeting of Stockholders (the "***Annual Meeting***") to be held virtually at 9:00 a.m., MDT on Wednesday, May 5, 2021 or at any adjournment or postponement thereof, with all the powers that the undersigned would have if personally present at the meeting. The undersigned represents that the undersigned is a Stockholder entitled to vote at the Annual Meeting. The Company's Restated Certificate of Incorporation, as amended, defines two classes of stock as "Common Stock Securities"; this proxy card will refer to these two classes of stock collectively as "***Common Stock***".

The undersigned hereby acknowledges receipt of the Company Notice of Annual Meeting and Proxy Statement (the "Proxy Materials"), dated on or about March 25, 2021, and a copy of the Company's 2020 Form 10-K as filed with the Securities and Exchange Commission. Unless otherwise stated on this Proxy Card, all defined terms in the Proxy Materials shall be so defined on this Proxy Card. The undersigned hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this proxy and, by filing this proxy with the Secretary of Heska Corporation, gives notice of such revocation. **This proxy when properly executed will be voted in accordance with the specifications made by the undersigned stockholder on the matter(s) specified, and grant discretionary authority as to any and all other matters that may properly come before the meeting. If direction is not given, this proxy will be voted as the Board of Directors recommends. A proxy marked "abstain" on a given matter or a proxy that does not indicate a single preference other than "abstain" on a given matter will not be treated as present and entitled to vote on such matter and will be interpreted as a forfeiture of the right to vote such matter regardless of the direction made, if any.**

THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

## C Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

| Date (mm/dd/yyyy) — Please print date below. | Signature 1 — Please keep signature within the box. | Signature 2 — Please keep signature within the box. |
|---|---|---|
| / / | | |

## D Non-Voting Items

| **Change of Address** — Please print new address below. | **Comments** — Please print your comments below. |
|---|---|
| | |